Exhibit 4.1

SAIA, INC.

$350,000,000

Private Shelf Facility

______________

Private Shelf Agreement

______________

Dated November 9, 2023

TABLE OF CONTENTS

(Not Part of Agreement)

Page

1.	AUTHORIZATION OF ISSUE OF NOTES.	1
2.	PURCHASE AND SALE OF NOTES.	3
3.	CONDITIONS OF CLOSING	8
4.	PREPAYMENTS	10
5.	AFFIRMATIVE COVENANTS	12
6.	NEGATIVE COVENANTS	16
7.	EVENTS OF DEFAULT.	26
8.	REPRESENTATIONS AND WARRANTIES	29
9.	REPRESENTATIONS OF THE PURCHASERS.	33
10.	DEFINITIONS; ACCOUNTING MATTERS	35
11.	MISCELLANEOUS.	57

PURCHASER SCHEDULES

SCHEDULE 6A – EXISTING INDEBTEDNESS

SCHEDULE 6B – EXISTING LIENS

SCHEDULE 6E – EXISTING INVESTMENTS

SCHEDULE 6I – EXISTING RESTRICTIONS

SCHEDULE 8F – DISCLOSED MATTERS

SCHEDULE 8S – SUBSIDIARIES

EXHIBIT A-1 – FORM OF SERIES A NOTE

EXHIBIT A-2 – FORM OF SERIES B NOTE

EXHIBIT A-3 – FORM OF SERIES C NOTE

EXHIBIT A-4 – FORM OF SERIES D NOTE

EXHIBIT A-5 – FORM OF SHELF NOTE

EXHIBIT B – FORM OF FUNDS DELIVERY INSTRUCTION LETTER

EXHIBIT C - FORM OF REQUEST FOR PURCHASE

EXHIBIT D - FORM OF CONFIRMATION OF ACCEPTANCE

EXHIBIT E – FORM OF OPINION OF COMPANY’S COUNSEL

i

SAIA, Inc.

11465 Johns Creek Parkway

Johns Creek, GA 30097

Dated as of November 9, 2023

PGIM, Inc. (“Prudential”),

Pruco Life Insurance Company,

Pruco Life Insurance Company of New Jersey,

Farmers Insurance Exchange,

Mid Century Insurance Company,

The Prudential Insurance Company of America, and

each Prudential Affiliate (as hereinafter

defined) which becomes bound by certain

provisions of this Agreement as hereinafter

provided

c/o PGIM Private Capital

1075 Peachtree St., Suite 3600

Atlanta, Georgia 30309

Ladies and Gentlemen:

The undersigned, SAIA, Inc., a Delaware corporation (herein called the “Company”), hereby agrees with you as follows:

1. AUTHORIZATION OF ISSUE OF NOTES.

1A. Authorization of Issue of Series A Notes. The Company will authorize the issue of its senior promissory notes (the “Series A Notes”) in the aggregate principal amount of $25,000,000, to be dated the date of issue thereof, to mature five years after the Series A Closing Day to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 6.09% per annum, but at the Default Rate if an Event of Default has occurred and is continuing and at the Default Rate on any overdue Make Whole Amount and interest, and to be substantially in the form of Exhibit A-1 attached hereto. The terms “Series A Note” and “Series A Notes” as used herein shall include each Series A Note delivered pursuant to any provision of this Agreement and each Series A Note delivered in substitution or exchange for any such Series A Note pursuant to any such provision. Capitalized terms used herein have the meanings specified in paragraph 10.

1B. Authorization of Issue of Series B Notes. The Company will authorize the issue of its senior promissory notes (the “Series B Notes”) in the aggregate principal amount of $25,000,000, to be dated the date of issue thereof, to mature five years after the Series B Closing Day to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 6.09% per annum, but at the Default Rate if an Event of Default has occurred and is continuing and at the Default Rate on any overdue Make

Whole Amount and interest, and to be substantially in the form of Exhibit A-2 attached hereto. The terms “Series B Note” and “Series B Notes” as used herein shall include each Series B Note delivered pursuant to any provision of this Agreement and each Series B Note delivered in substitution or exchange for any such Series B Note pursuant to any such provision.

1C. Authorization of Issue of Series C Notes. The Company will authorize the issue of its senior promissory notes (the “Series C Notes”) in the aggregate principal amount of $25,000,000, to be dated the date of issue thereof, to mature five years after the Series C Closing Day to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 6.09% per annum, but at the Default Rate if an Event of Default has occurred and is continuing and at the Default Rate on any overdue Make Whole Amount and interest, and to be substantially in the form of Exhibit A-3 attached hereto. The terms “Series C Note” and “Series C Notes” as used herein shall include each Series C Note delivered pursuant to any provision of this Agreement and each Series C Note delivered in substitution or exchange for any such Series C Note pursuant to any such provision.

1D. Authorization of Issue of Series D Notes. The Company will authorize the issue of its senior promissory notes (the “Series D Notes”) in the aggregate principal amount of $25,000,000, to be dated the date of issue thereof, to mature five years after the Series D Closing Day to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 6.09% per annum, but at the Default Rate if an Event of Default has occurred and is continuing and at the Default Rate on any overdue Make Whole Amount and interest, and to be substantially in the form of Exhibit A-4 attached hereto. The terms “Series D Note” and “Series D Notes” as used herein shall include each Series D Note delivered pursuant to any provision of this Agreement and each Series D Note delivered in substitution or exchange for any such Series D Note pursuant to any such provision.

1E. Authorization of Issue of Shelf Notes. The Company will authorize the issue of its additional senior promissory notes (the “Shelf Notes”) in the aggregate principal amount of up to the Available Facility Amount, to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than twelve (12) years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than twelve (12) years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to paragraph 2B(5), but with interest at the Default Rate if an Event of Default has occurred and is continuing and at the Default Rate on any overdue Make Whole Amount and interest, and to be substantially in the form of Exhibit A-5 attached hereto. The terms “Shelf Note” and “Shelf Notes” as used herein shall include each Shelf Note delivered pursuant to any provision of this Agreement and each Shelf Note delivered in substitution or exchange for any such Shelf Note pursuant to any such provision. The terms “Note” and “Notes” as used herein shall include each Series A Note, each Series B Note, each Series C Note, each Series D Note and each Shelf Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods and (vi) the same date of issuance

(which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note’s ultimate predecessor Note was issued), are herein called a “Series” of Notes.

2. PURCHASE AND SALE OF NOTES.

2A. Purchase and Sale of Series A, B, C and D Notes..

2A(1) Purchase and Sale of Series A Notes. The Company hereby agrees to sell to the Series A Purchasers and, subject to the terms and conditions herein set forth, the Series A Purchasers agree to purchase from the Company the aggregate principal amount of Series A Notes set forth opposite its name on the Purchaser Schedule attached hereto at 100% of such aggregate principal amount. On any date prior to August 2, 2024 upon which the Company, the Series A Purchasers may agree (herein called the “Series A Closing Day”), the Company will deliver to the Series A Purchasers at the offices of King & Spalding LLP at 1185 Avenue of the Americas, 34th Floor, New York, NY 10036, one or more Series A Notes registered in its name, evidencing the aggregate principal amount of Series A Notes to be purchased by the Series A Purchasers and in the denomination or denominations specified with respect to the Series A Purchasers in the Purchaser Schedule attached hereto, against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company’s account identified in a written instruction of the Company, in the form of Exhibit B attached hereto, delivered to Prudential before the Series A Closing Day.

2A(2) Purchase and Sale of Series B Notes. The Company hereby agrees to sell to the Series B Purchasers and, subject to the terms and conditions herein set forth, the Series B Purchasers agree to purchase from the Company the aggregate principal amount of Series B Notes set forth opposite its name on the Purchaser Schedule attached hereto at 100% of such aggregate principal amount. On any date prior to August 2, 2024 upon which the Company, the Series B Purchasers may agree (herein called the “Series B Closing Day”), the Company will deliver to the Series B Purchasers at the offices of King & Spalding LLP at 1185 Avenue of the Americas, 34th Floor, New York, NY 10036, one or more Series B Notes registered in its name, evidencing the aggregate principal amount of Series B Notes to be purchased by the Series B Purchasers and in the denomination or denominations specified with respect to the Series B Purchasers in the Purchaser Schedule attached hereto, against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company’s account identified in a written instruction of the Company, in the form of Exhibit B attached hereto, delivered to Prudential before the Series B Closing Day.

2A(3) Purchase and Sale of Series C Notes. The Company hereby agrees to sell to the Series C Purchasers and, subject to the terms and conditions herein set forth, the Series C Purchasers agree to purchase from the Company the aggregate principal amount of Series C Notes set forth opposite its name on the Purchaser Schedule attached hereto at 100% of such aggregate principal amount. On any date prior to August 2, 2024 upon which the Company, the Series C Purchasers may agree (herein called the “Series C Closing Day”), the Company will deliver to the Series C Purchasers at the offices of King & Spalding LLP at 1185 Avenue of the Americas, 34th Floor, New York, NY 10036, one or more Series C Notes registered in its name, evidencing the aggregate principal amount of Series C Notes to be purchased by the Series C

Purchasers and in the denomination or denominations specified with respect to the Series C Purchasers in the Purchaser Schedule attached hereto, against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company’s account identified in a written instruction of the Company, in the form of Exhibit B attached hereto, delivered to Prudential before the Series C Closing Day.

2A(4) Purchase and Sale of Series D Notes. The Company hereby agrees to sell to the Series D Purchasers and, subject to the terms and conditions herein set forth, the Series D Purchasers agree to purchase from the Company the aggregate principal amount of Series D Notes set forth opposite its name on the Purchaser Schedule attached hereto at 100% of such aggregate principal amount. On any date prior to August 2, 2024 upon which the Company, the Series D Purchasers may agree (herein called the “Series D Closing Day”), the Company will deliver to the Series D Purchasers at the offices of King & Spalding LLP at 1185 Avenue of the Americas, 34th Floor, New York, NY 10036, one or more Series D Notes registered in its name, evidencing the aggregate principal amount of Series D Notes to be purchased by the Series D Purchasers and in the denomination or denominations specified with respect to the Series D Purchasers in the Purchaser Schedule attached hereto, against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company’s account identified in a written instruction of the Company, in the form of Exhibit B attached hereto, delivered to Prudential before the Series D Closing Day.

2B. Purchase and Sale of Shelf Notes.

2B(1) Facility. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential and Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Shelf Notes is herein called the “Facility”. The “Available Facility Amount” at any time shall mean (i) $350,000,000 minus (ii) the aggregate outstanding principal amounts of Shelf Notes at such time, minus (iii) the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

2B(2) Issuance Period. Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the third anniversary of the Effective Date (or if such anniversary is not a Business Day, the Business Day next preceding such anniversary) and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the “Issuance Period”.

2B(3) Request for Purchase. The Company may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being herein called a “Request for Purchase”). Each Request for Purchase shall be made to Prudential by electronic mail transmission or overnight delivery service, and shall (i) specify the aggregate principal amount of Shelf Notes covered thereby, which shall not be less than $25,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities, principal prepayment dates and amounts and interest payment periods (quarterly or semi-annually in arrears) of the Shelf Notes covered thereby, (iii) specify the use of proceeds of such Shelf Notes, (iv) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 270 days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in paragraph 8 are true on and as of the date of such Request for Purchase (except for such representations and warranties limited to an earlier date, in which case the same shall have been true as of such earlier date) (subject to such exceptions thereto, if any, as may be indicated in the Request for Purchase) and that there exists on the date of such Request for Purchase no Event of Default or Default, (vii) specify whether the fee to be due pursuant to paragraph 2B(8)(ii) should be included in the rate quotes Prudential may provide pursuant to paragraph 2B(4) or will be paid separately by the Company on the Closing Day for such purchase and sale, (viii) specify the Designated Spread for such Shelf Notes and (viii) be substantially in the form of Exhibit C attached hereto. Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.

2B(4) Rate Quotes. Not later than five Business Days after the Company shall have given Prudential a Request for Purchase pursuant to paragraph 2B(3), Prudential may, but shall be under no obligation to, provide to the Company by telephone (confirmed subsequently in writing) or electronic mail transmission, in each case between 9:30 A.M. and 1:30 P.M. New York City time (or such later time as Prudential may elect) interest rate quotes for the several principal amounts, maturities, principal prepayment schedules, and interest payment periods of Shelf Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes at which Prudential or a Prudential Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.

2B(5) Acceptance. Within 30 minutes after Prudential shall have provided any interest rate quotes pursuant to paragraph 2B(4) or such shorter period as Prudential may specify to the Company (such period herein called the “Acceptance Window”), the Company may, subject to paragraph 2B(6), elect to accept such interest rate quotes as to not less than $25,000,000 aggregate principal amount of the Shelf Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Officer of the Company notifying Prudential by telephone (confirmed subsequently in writing) or electronic mail transmission within the Acceptance Window that the Company elects to accept such interest rate quotes, specifying the Shelf Notes (each such Shelf Note, together with each Series A Note, Series B Note, Series C Note and Series D Note, being herein called an “Accepted Note”) as to which such acceptance (herein called an “Acceptance”) relates. The day the Company notifies an Acceptance with respect to any Accepted Notes is herein called the “Acceptance Day” for such Accepted Notes. Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. Subject to paragraph 2B(6) and the other terms and conditions hereof, the Company agrees to sell to Prudential or a Prudential Affiliate, and Prudential agrees to purchase, or to cause the purchase by a Prudential Affiliate of, the Accepted Notes at 100% of the principal amount of such Notes. As soon as practicable following the Acceptance Day for any Accepted Note other than the Series A Notes, Series B Notes, Series C Notes and Series D Notes, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit D attached hereto (herein called a “Confirmation of Acceptance”). If the Company should fail to execute and return to Prudential within three Business Days following receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Prudential may at its election at any time prior to its receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.

2B(6) Market Disruption. Notwithstanding the provisions of paragraph 2B(5), if Prudential shall have provided interest rate quotes pursuant to paragraph 2B(4) and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with paragraph 2B(5) the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives, then such interest rate quotes shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this paragraph 2B(6) are applicable with respect to such Acceptance.

2B(7) Facility Closings. Not later than 11:30 A.M. (New York City time) on the Closing Day for any Accepted Notes, the Company will deliver to each applicable Purchaser (including each Purchaser listed in the Confirmation of Acceptance for such Accepted Notes) relating thereto at the offices of the King & Spalding LLP, 1185 Avenue of the Americas, New York, New York 10036, the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser’s name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company’s account specified in the Request for Purchase of such Notes. If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this paragraph 2B(7) (the “Scheduled Closing Day”), or any of the conditions specified in paragraph 3 shall not have been fulfilled by the time required on such Scheduled Closing Day, the Company shall, prior to 1:00 P.M., New York City time, on such Scheduled Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such Scheduled Closing Day (the “Rescheduled Closing Day”)) and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in paragraph 3 on such

Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with paragraph 2B(8)(ii) or (ii) such closing is to be canceled. In the event that the Company shall fail to give such notice referred to in the preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 1:00 P.M., New York City time, on such Scheduled Closing Day, notify the Company in writing that such closing is to be canceled. Notwithstanding anything to the contrary appearing in this Agreement, the Company may elect to reschedule a closing with respect to any given Accepted Notes on not more than one occasion, unless Prudential shall have otherwise consented in writing.

2B(8) Fees.

2B(8)(i). Structuring Fee. At the time of the execution and delivery of this Agreement by the Company and Prudential, the Company will pay to Prudential in immediately available funds a fee (herein called the “Structuring Fee”) in the amount of $125,000. For the avoidance of doubt, the Structuring Fee is a one-time fee that will not be payable in connection with any issue of Notes hereunder after the Effective Date.

2B(8)(ii). Delayed Delivery Fee. If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the Scheduled Closing Day for such Accepted Note (other than as provided in paragraph 2B(8)(v) below), the Company will pay to Prudential, for itself or the account of the holders of Notes being purchased, on the Cancellation Date or actual closing date of such purchase and sale, a fee (herein called the “Delayed Delivery Fee”) calculated as follows:

(BEY - MMY) X DTS/360 X PA

where “BEY” means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note; “MMY” means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by Prudential on the date Prudential receives notice of the delay in the closing for such Accepted Note having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days (a new alternative investment being selected by Prudential each time such closing is delayed); “DTS” means Days to Settlement, i.e., the number of actual days elapsed from and including the Scheduled Closing Day with respect to such Accepted Note (in the case of the first such payment with respect to such Accepted Note) or from and including the date of the next preceding payment (in the case of any subsequent delayed delivery fee payment with respect to such Accepted Note) to but excluding the date of such payment; and “PA” means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with paragraph 2B(7).

2B(8)(iii). Cancellation Fee. If the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Company in writing under the circumstances set forth in the last sentence of paragraph 2B(5) or the penultimate sentence of paragraph 2B(7) that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the “Cancellation Date”), the Company will pay to the Purchasers who have agreed to purchase such Accepted Notes in immediately available funds an amount (the “Cancellation Fee”) calculated as follows:

PI X PA

where “PI” means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and “PA” has the meaning ascribed to it in paragraph 2B(8)(ii). The foregoing bid and ask prices shall be as reported by Telerate Systems, Inc. (or, if such data for any reason ceases to be available through Telerate Systems, Inc., any publicly available source of similar market data). Each price shall be rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero.

2B(8)(iv). Reserved.

2B(8)(v). Invalidation of Delayed Delivery Fee and Cancellation Fee. If all conditions to a closing of the purchase and sale of any Accepted Note set forth in paragraph 3 hereof have been satisfied on the original Closing Day for any Accepted Notes (other than (x) paragraph 3D unless the Company shall have failed to comply with the request of any Purchaser pursuant to the last grammatical clause of such paragraph and (y) paragraph 3B unless the Company shall have failed to comply with any reasonable request of the Purchasers or their special counsel to provide information necessary for the Purchaser’s special counsel to deliver the opinion required by such paragraph 3B) and a Purchaser fails to purchase such Accepted Notes, then the Company shall have no obligation to pay any Delayed Delivery Fee or Cancellation Fee that might have otherwise been applicable.

3. CONDITIONS OF CLOSING. The obligation of any Purchaser to purchase and pay for any Notes is subject to the satisfaction, on or before the Closing Day for such Notes, of the following conditions:

3A. Closing Documents. Such Purchaser shall have received the following, each dated the date of the applicable Closing Day:

(i) The Note(s) to be purchased by such Purchaser.

(ii) On the Series A Closing Day, the Company shall have delivered, or caused the Guarantors to deliver, to the Purchasers a fully executed guaranty agreement, in a form acceptable to the Purchasers, executed by the Guarantors (the “Guaranty Agreement”).

(iii) An opinion of Bryan Cave Leighton Paisner LLP and Jones Walker LLP, counsel to the Company and each Guarantor (or such other counsel designated by the Company and each Guarantor and reasonably acceptable to each Purchaser) reasonably satisfactory to each Purchaser and, with respect to the opinion of Bryan Cave Leighton Paisner LLP, substantially in the form of Exhibit E attached hereto, and as to such other matters as a Purchaser may reasonably request. The Company hereby directs each such counsel to deliver such opinion, agrees that the issuance and sale of any Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser will and hereby is authorized to rely on such opinion.

(iv) The Articles/Certificate of Incorporation, Formation or Limited Partnership, as applicable, of the Company and each Guarantor, each certified as of a recent date by the Secretary of State of the state of their respective incorporation or formation as applicable.

(v) The Bylaws, Operating/Limited Liability Company Agreement or Limited Partnership Agreement, as applicable, of the Company and each Guarantor certified by the respective Secretary of the Company and each Guarantor (or a certification by an Authorized Officer that such documentation most recently delivered to the Purchasers has not been amended).

(vi) An incumbency certificate signed by the Secretary or an Assistant Secretary and one other officer (who is not signing any other document or agreement in connection herewith) of each of the Company and the Guarantor certifying as to the names, titles and true signatures of the officers of the Company or the Guarantor authorized to sign this Agreement, the Notes, the Guaranty and the other documents to be delivered hereunder.

(vii) A certificate of the Secretary of the Company and the Guarantor (A) attaching resolutions of the Board of Directors, members, managers or partners, as applicable, of the Company and the Guarantor evidencing approval of the transactions contemplated by this Agreement and the Guaranty and the issuance of the Notes and the Guaranty and the execution, delivery and performance thereof, and authorizing certain officers to execute and deliver the same, and certifying that such resolutions were duly and validly adopted and have not since been amended, revoked or rescinded, and (B) certifying that no dissolution or liquidation proceedings as to the Company or any Guarantor have been commenced or are contemplated.

(viii) An Officer’s Certificate certifying as to the matters set forth in Paragraph 3C below.

(ix) Corporate and tax good standing certificates as to each of the Company and the Guarantors, from the jurisdiction in which it is organized or incorporated.

(x) Such additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

3B. Opinion of Purchaser’s Special Counsel. Such Purchaser shall have received from King & Spalding, LLP or such other counsel who is acting as special counsel for it in connection with this transaction, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

3C. Representations and Warranties; No Default; Compliance with Senior Credit Agreement. The representations and warranties contained in paragraph 8 shall be true on and as of such Closing Day (except for such representations and warranties limited to an earlier date, in which case the same shall have been true as of such earlier date), except to the extent of changes caused by the transactions herein contemplated; there shall exist on such Closing Day no Event of Default or Default; after giving effect to the issuance of any Series of Notes being issued on the applicable Closing Day, the Company is in compliance with the conditions to incurrence of Indebtedness set forth in Section 6.01(h) of the Senior Credit Agreement, and the issuance of such Series of Notes is permitted under the Senior Credit Agreement.

3D. Purchase Permitted by Applicable Laws. The purchase of and payment for the Notes to be purchased by such Purchaser on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax (excluding taxes on the revenue and net income of such Purchaser), penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

3E. Payment of Fees and Expenses. The Company shall have paid to Prudential any fees due it pursuant to or in connection with this Agreement, including any Structuring Fee due pursuant to paragraph 2B(8)(i) and any Delayed Delivery Fee due pursuant to paragraph 2B(8)(ii). In addition, the Company shall have paid on or before the Closing all reasonable, customary and documented (in summary form) fees, charges and disbursements of the Purchasers’ special counsel referred to in paragraph 3B to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the applicable Closing Day.

3F. Payment Instructions. Each Purchaser shall have received the letter described in paragraph 2A on the letterhead of the Company at least 48 hours prior to the applicable Closing Day, including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number, (ii) the account name and number into which the purchase price for the Notes is to be deposited, (iv) the name and telephone number of a bank contact and (v) the name and telephone number of a contact at the Company.

3G. Sale to Other Purchasers. The Company shall have sold to the other Purchasers the Notes to be purchased by them at the closing and shall have received payment in full therefor.

3H. Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes to be purchased.

4. PREPAYMENTS. The Series A Notes, Series B Notes, Series C Notes, Series D Notes and any Shelf Notes shall be subject to required prepayment as and to the extent provided in paragraphs 4A and 4B, respectively. The Series A Notes, Series B Notes, Series C Notes, Series D Notes and any Shelf Notes shall also be subject to prepayment under the circumstances set forth in paragraph 4C. Any prepayment made by the Company pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any required prepayment as specified in paragraph 4A or 4B.

4A. No Required Prepayments of Series A Notes, Series B Notes, Series C Notes or Series D Notes. None of the Series A Notes, the Series B Notes, the Series C Notes or the Series D Notes shall be subject to required prepayment.

4B. Required Prepayments of Shelf Notes. Each Series of Shelf Notes shall be subject to required prepayments, if any, set forth in the Notes of such Series.

4C. Optional Prepayments With Make Whole Amount. The Notes of each Series shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $1,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Make Whole Amount, if any, with respect to each such Note. Any partial prepayment of a Series of the Notes pursuant to this paragraph 4C shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

4D. Notice of Optional Prepayment. The Company shall give the holder of each Note of a Series irrevocable written notice of any prepayment pursuant to paragraph 4C not less than 10 Business Days prior to the prepayment date, specifying such prepayment date, the aggregate principal amount of the Notes of such Series to be prepaid on such date, the principal amount of the Notes of such Series held by such holder to be prepaid on such date and that such prepayment is to be made pursuant to paragraph 4C. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Make Whole Amount, if any, with respect thereto, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4C, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or the applicable Confirmation of Acceptance or by notice in writing to the Company.

4E. Application of Prepayments. In the case of each prepayment of less than the entire unpaid principal amount of all outstanding Notes of any Series pursuant to paragraphs 4A, 4B or 4C, the amount to be prepaid shall be applied pro rata to all outstanding Notes of such Series (including, for the purpose of this paragraph 4E only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A, 4B or 4C) according to the respective unpaid principal amounts thereof.

4F. No Acquisition of Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraphs 4A, 4B or 4C or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes of a Series held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes of such Series held by each other holder of Notes of such Series at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement.

5. AFFIRMATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note or any amount owing under this Agreement is outstanding and unpaid, the Company covenants as follows:

5A. Financial Statements; Ratings Change and Other Information. The Company will furnish to each holder of any Notes:

(a) within 90 days after the end of each fiscal year of the Company (commencing with the fiscal year ended December 31, 2023), its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification, commentary or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company (commencing with the fiscal quarter ended March 31, 2024), its consolidated and consolidating balance sheets and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures as of the end of and for the corresponding period or periods of the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) within five Business Days after any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company in substantially the form of the compliance certificate delivered by the Company pursuant to the Senior Credit Agreement as in effect on the Effective Date or as agreed in writing by the Required Holders from time to time (such certificate, a “Compliance Certificate”) (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with paragraph 6L and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in paragraph 8D and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the SEC or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be;

(e) promptly after receipt thereof by the Company or any Subsidiary, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by the SEC or such other agency regarding financial or other operational results of the Company or any Subsidiary thereof;

(f) promptly following any request therefor from any Significant Holder, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Company by independent accountants in connection with the accounts or books of the Company or any Subsidiary, or any audit of any of them as any holder of Notes may reasonably request; and

(g) promptly following any request therefor from any Significant Holder, (x) such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as any holder of Notes may reasonably request and (y) information and documentation reasonably requested by any holder of Notes for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

Documents required to be delivered pursuant to paragraph 5A(a), (b) or (e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR); or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each holder of Notes has access; provided that: (A) upon written request by any holder of Notes to the Company, the Company shall deliver paper copies of such documents to such holder until a written request to cease delivering paper copies is given by such holders and (B) the Company shall notify each holder of Notes (by electronic mail transmission) of the posting of any such documents and provide to the holders of Notes by electronic mail transmission electronic versions (i.e., soft copies) of such documents. No holder of Notes shall have any obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request by any holder of Notes for delivery, and each holder of Notes shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such document to it and maintaining its copies of such documents.

5B. Notices of Material Events. The Company will furnish to each holder of Notes, promptly after any Financial Officer or other executive officer of the Company obtains knowledge thereof, written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any Proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that is reasonably likely to be adversely determined, including pursuant to any applicable Environmental Laws, and that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $25,000,000;

(d) notice of any action arising under any Environmental Law or of any noncompliance by the Company or any Subsidiary with any Environmental Law or any permit, approval, license or other authorization required thereunder that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

(e) any material change in accounting or financial reporting practices by the Company or any Subsidiary;

(f) if any of the Company’s debt is rated by a credit rating agency, any change in the credit ratings from a credit rating agency, or the placement by a credit rating agency of the Company on a “CreditWatch” or “WatchList” or any similar list, in each case with negative implications, or the cessation by a credit rating agency of, or its intent to cease, rating the Company’s debt; and

(g) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this paragraph (i) shall be in writing, (ii) shall contain a heading or a reference line that reads “Notice under paragraph 5B of Private Shelf Agreement dated November 9, 2023” and (iii) shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

5C. Existence; Conduct of Business. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (a) its legal existence and (b) the rights, licenses, permits, privileges and franchises material to the conduct of its business, except (other than as to the preservation of the legal existence of the Company or any Guarantor) where failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under paragraph 6C.

5D. Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the

Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

5E. Maintenance of Properties; Insurance. The Company will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained (as reasonably determined by the Company) by companies engaged in the same or similar businesses operating in the same or similar locations.

5F. Books and Records; Inspection Rights. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct in all material respects entries are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by a Significant Holder, upon at least 3 Business Days’ notice, to visit and inspect its properties, to examine and make extracts from its books and records, to discuss its affairs, finances and condition with its officers and independent accountants (and hereby authorizes each Significant Holder to contact its independent accountants directly) (provided that, except when an Event of Default exists, a representative of the Company is given the opportunity to be present during any discussion with any such independent accountants), all at such reasonable times and as often as reasonably requested.

5G. Compliance with Laws. The Company will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Company will maintain in effect and enforce policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

5H. Use of Proceeds. The proceeds of the Notes will be used only to refinance existing indebtedness, to fund capital expenditures, to finance working capital needs, and for general corporate purposes of the Company and its Subsidiaries to the extent not prohibited under the Note Documents. No part of the proceeds of the sale of any Note will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X. The Company will not request the purchase of any Note, and the Company shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of the sale of any Notes (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

5I. Accuracy of Information. The Company will ensure that any information, including financial statements or other documents, furnished to the holders of Notes in connection with this Agreement or any amendment or modification hereof or waiver hereunder contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the furnishing of such information shall be deemed to be a representation and warranty by the Company on the date thereof as to the matters specified in this paragraph.

5J. Additional Guarantors. Within thirty (30) days (or such later date as may be agreed to by the Required Holders in their sole discretion) after (a) any other Person becomes a Subsidiary (other than an Excluded Subsidiary) or (b) any Domestic Subsidiary that is an Immaterial Subsidiary fails to constitute an Immaterial Subsidiary, cause such Person to (i) become a Guarantor by executing and delivering to the holders of Notes a joinder agreement to the Guaranty Agreement or such other document as the Required Holders shall deem appropriate for such purpose and (ii) deliver to the holders of Notes documents of the types referred to in paragraph 3A and opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i)), all in form, content and scope reasonably satisfactory to the Required Holders.

5K. Information Required by Rule 144A. The Company will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5K, the term “qualified institutional buyer” shall have the meaning specified in Rule 144A under the Securities Act.

5L. Covenant to Secure Notes Equally. The Company will, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6B (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured; provided that the creation and maintenance of such equal and ratable Lien shall not in any way limit or modify the right of the holders of the Notes to enforce the provisions of paragraph 6B.

6. NEGATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note or any amount owing under this Agreement is outstanding and unpaid, the Company covenants as follows:

6A. Indebtedness. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness created hereunder;

(b) Indebtedness existing on the date hereof and set forth in Schedule 6A and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (except by the amount of any accrued interest and premiums with respect to such Indebtedness and transaction fees, costs and expenses in connection with such extension, renewal or replacement thereof);

(c) Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary;

(d) Guarantees by the Company of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Company or any other Subsidiary;

(e) Indebtedness of the Company or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $175,000,000 at any time outstanding; and any refinancings, refundings, renewals, amendments or extensions thereof, provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal, amendment or extension except by an amount equal to any premium or other amount paid, and fees and expenses incurred, in connection therewith;

(f) Indebtedness arising under or in connection with any Swap Agreement of the type permitted under paragraph 6F;

(g) Indebtedness of the Company or any Subsidiary as an account party in respect of trade letters of credit;

(h) unsecured Indebtedness that is pari passu to the Obligations, so long as, after giving pro forma effect to the incurrence of such Indebtedness, the Company is in compliance (on a pro forma basis) with the covenant contained in paragraph 6L;

(i) Indebtedness under any Treasury Management Agreement;

(j) other unsecured Indebtedness in an aggregate principal amount not exceeding $50,000,000 at any time outstanding;

(k) Indebtedness of a Receivables Subsidiary incurred pursuant to a Qualified Receivables Facility; and

(l) Indebtedness under the Senior Credit Agreement in an aggregate principal amount not to exceed $300,000,000, as such principal amount may be increased so long as after giving pro forma effect to such increase and assuming that all commitments outstanding under the Senior Credit Agreement (as so increased) are fully funded, the Company is in compliance with the covenant contained in paragraph 6L.

6B. Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Permitted Encumbrances;

(b) any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 6B; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (except by the amount of any accrued interest and premiums with respect to such Indebtedness and transaction fees, costs and expenses in connection with such extension, renewal or replacement thereof);

(c) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged with or into the Company or a Subsidiary in a transaction permitted hereunder) prior to the time such Person becomes a Subsidiary (or is so merged); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary (or such merger), as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary (or such merger), as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (except by the amount of any accrued interest and premiums with respect to such Indebtedness and transaction fees, costs and expenses in connection with such extension, renewal or replacement thereof);

(d) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of paragraph 6A, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the limitations set forth in clause (e) of paragraph 6A and (iv) such security interests shall not apply to any other property or assets of the Company or any Subsidiary;

(e) other Liens securing Indebtedness in an aggregate principal amount not exceeding $50,000,000 at any time outstanding; provided, that notwithstanding the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to, secure any Indebtedness outstanding under or pursuant to any Material Credit Facility pursuant to this paragraph 6B(e) unless and until the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including, without limitation, an intercreditor agreement and opinions of counsel to the Company and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders; and

(f) (i) Liens in respect of Qualified Receivables Facilities entered into in reliance on paragraph 6A(j) that extend only to Permitted Receivables Facility Assets, Permitted Receivables Related Assets or the Equity Interests of any Receivables Subsidiary and (ii) customary precautionary Liens granted and related UCC financing statements filed for the purpose of perfecting the ownership interests of a purchaser of Permitted Receivables Facility Assets and Permitted Receivables Related Assets pursuant to Qualified Receivables Facilities.

6C. Fundamental Changes.

(a) The Company will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or otherwise Dispose of all or substantially all of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Company in a transaction in which the Company is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary may Dispose of its assets to the Company or to another Subsidiary, (iv) any Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the holders of Notes; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by paragraph 6E; and (v) Dispositions permitted by paragraph 6D (other than paragraph 6D(e)).

(b) The Company will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than (i) businesses of the type conducted by the Company and its Subsidiaries on the date of execution of this Agreement and similar, incidental, complementary, ancillary or related businesses, (ii) in the case of a Receivables Subsidiary, any Qualified Receivables Facilities and related activities, and (iii) such other lines of business to which the Required Holders may consent.

(c) The Company will not permit its fiscal year to end on a day other than December 31 or change the Company’s method of determining its fiscal quarters.

6D. Dispositions. The Company will not, and will not permit any Subsidiary to, make any Disposition, except:

(a) Dispositions of obsolete or worn out property in the ordinary course of business;

(b) Dispositions of inventory, Permitted Investments, equipment or immaterial assets in the ordinary course of business and the leasing or subleasing of real property in the ordinary course of business;

(c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d) Dispositions of property by any Subsidiary to the Company or to a Subsidiary;

(e) Dispositions permitted by paragraph 6C;

(f) Restricted Payments permitted by paragraph 6G and investments permitted by paragraph 6E;

(g) Dispositions of notes receivable or accounts receivable in the ordinary course of business (including any discount and/or forgiveness thereof) or in connection with the collection or compromise thereof;

(h) Dispositions and/or terminations (i) in the ordinary course of business of leases, subleases or licenses (including sublicenses), or (ii) which relate to closed facilities;

(i) any expiration of any option agreement in respect of real or personal property and (ii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business;

(j) Dispositions of property subject to foreclosure, casualty, eminent domain or condemnation proceedings (including in lieu thereof or any similar proceeding);

(k) Dispositions of any Swap Agreement of the type permitted under paragraph 6F;

(l) Dispositions by the Company and its Subsidiaries not otherwise permitted under this paragraph; provided that after giving effect thereto the aggregate book value of all property Disposed of pursuant to this clause (l) during the 12 consecutive months immediately preceding such Disposition does not exceed 10% of Consolidated Tangible Assets as of the end of the fiscal quarter immediately preceding such Disposition, provided, however, that the aggregate purchase price paid within 180 days after any such Disposition for similar assets within the United States that are not subject to Liens (other than Permitted Encumbrances) for borrowed money other than pursuant to this Agreement (before or after acquisition) will be deducted in determining this 10% limit; and

(m) Dispositions (including by capital contribution) of Permitted Receivables Facility Assets and Permitted Receivables Related Assets pursuant to any Qualified Receivables Facility.

6E. Investments; Loans; Advances, Guarantees and Acquisitions. The Company will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

(a) Permitted Investments;

(b) (i) investments by the Company existing on the date hereof in the Equity Interests of its Subsidiaries, and (ii) equity investments made after the date hereof among the Company and/or one or more Subsidiaries that are Guarantors;

(c) loans or advances made by the Company to any Subsidiary and made by any Subsidiary to the Company or any other Subsidiary;

(d) Guarantees constituting Indebtedness permitted by paragraph 6A(d);

(e) investments constituting deposits, prepayments and/or other credits to suppliers in the ordinary course of business;

(f) (i) investments existing on, or contractually committed to or contemplated as of, the date hereof and described on Schedule 6E and (ii) any modification, replacement, renewal or extension of any investment described in clause (i) above so long as no such modification, renewal or extension increases the amount of such investment except by the terms thereof or as otherwise permitted by this paragraph 6E;

(g) investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(h) investments (including debt obligations and Equity Interests) received (i) in connection with the bankruptcy or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other account debtors arising in the ordinary course of business, (iii) upon foreclosure with respect to any secured investment or other transfer of title with respect to any secured investment and/or (iv) as a result of the settlement, compromise, resolution of litigation, arbitration or other disputes;

(i) [reserved]

(j) investments made after the date hereof by the Company and/or any of its Subsidiaries in an aggregate amount at any time outstanding not to exceed $75,000,000;

(k) Guarantees by the Company or its Subsidiaries of leases (other than Capital Lease Obligations) or of other obligations not constituting Indebtedness, in each case, of the Company or its Subsidiaries;

(l) [reserved];

(m) investments consisting of transfers of Permitted Receivables Facility Assets and Permitted Receivables Related Assets to the extent made pursuant to Qualified Receivables Facilities; and

(n) any Acquisition not otherwise prohibited hereunder so long as in each case:

(i) the target of such Acquisition is in the same line of business as the Company or any business that is substantially similar, related or incidental thereto;

(ii) no Default or Event of Default exists at the time of such Acquisition or would result from such Acquisition;

(iii) the Company’s pro forma Consolidated Net Lease Adjusted Leverage Ratio upon consummation of such Acquisition does not exceed 3.00 to 1.00; provided, that, that in the event the Company or any of its Subsidiaries consummates a Material Acquisition, at the irrevocable election of the Company (and upon delivery of written notice to the holders of Notes no later than five (5) Business Days after consummation of such Material Acquisition), the Consolidated Net Lease Adjusted Leverage Ratio level in this clause (iii) may be increased to 3.50 to 1.00 for the fiscal quarter in which such Material Acquisition is consummated and each of the three (3) immediately following fiscal quarters;

(iv) [reserved];

(v) the Company has delivered to the holders of Notes written notice of the intended Acquisition and a copy of the information provided to the board of directors of the Company not less than ten (10) days prior to the consummation of such Acquisition;

(vi) not less than ten (10) days prior to the consummation of such Acquisition, the Company provides the holders of Notes with a certification, in form and substance satisfactory to the Required Holders, demonstrating that upon the consummation of such Acquisition, the Company will be in compliance with clause (iii) above and in pro forma compliance with the financial covenant set forth in paragraph 6L, calculated in each case as if such Acquisition had been made on the last date of the most recent fiscal quarter for which financial statements of the Company have been provided under paragraph 5A;

(vii) neither the Company nor any Subsidiary shall, as a result of or in connection with any such Acquisition, assume or incur any direct or contingent Indebtedness of the Person being acquired (except for Indebtedness permitted under the terms of paragraph 6A(e) or (i));

(viii) such Acquisition is not hostile and is otherwise approved by the Equity Interest holders or the board of directors or other equivalent governing body of the target of the Acquisition; and

(ix) if (A) the Acquisition is an Acquisition of the Equity Interests of a Person, the Acquisition is structured so that the acquired Person will become a Subsidiary of the Company and will comply with the provisions of paragraph 5J, and (B) if the Acquisition is an Acquisition of assets, the Acquisition is structured so that the Company or a Guarantor will acquire such assets.

Notwithstanding the foregoing, no Subsidiary shall acquire any Equity Interests of the Company, except as a result of participant directed investments in such Subsidiary’s nonqualified capital accumulation plans.

6F. Swap Agreements. The Company will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Company or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Company or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any Subsidiary.

6G. Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Company may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests (or more favorable basis from the perspective of the Company or the Subsidiary which is the parent of such Subsidiary), (c) the Company may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Company and its Subsidiaries, (d) the Company may make Restricted Payments so long as (i) no Default or Event of Default has occurred and is continuing at the time of such declaration, payment, purchase, redemption, retirement, acquisition, cancellation or termination, and (ii) after making such declaration, payment, purchase, redemption, retirement, acquisition, cancellation or termination, the Company’s pro forma Consolidated Net Lease Adjusted Leverage Ratio would not exceed 3.00 to 1.00; provided, that the declaration, payment, purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests of up to $50,000,000 in the aggregate for any trailing four fiscal quarter period shall be permitted under this clause (d) so long as (i) no Default or Event of Default has occurred and is continuing at the time of such declaration, payment, purchase, redemption, retirement, acquisition, cancellation or termination and (ii) the Company is in compliance (on a pro forma basis) with the covenant contained in paragraph 6L, (e) non-cash repurchases of Equity Interests deemed to occur upon the exercise or settlement of stock options, stock appreciation rights, restricted stock units, warrants or other convertible or exchangeable securities or other Equity Interests if such Equity Interests represents a portion of the exercise price of, or withholding obligation with respect to, such options, stock appreciation rights, restricted stock units, warrants or other convertible or exchangeable securities or other Equity Interests, and (f) Restricted Payments to make payments, in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such Person.

6H. Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable in any material respect to the Company or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Company and its Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by paragraph 6G, (d) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the board of directors of the Company or any Subsidiary, and (e) the payment of fees, advances, reasonable out-of-pocket costs and indemnities to directors, officers, consultants and employees of the Company and any Subsidiaries in the ordinary course of business.

6I. Restrictive Agreements. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its Equity Interests or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary, or (c) the ability of the Company or any Subsidiary from entering into, incurring or permitting to exist any arrangement or other arrangement that prohibits, restricts or imposes any condition upon the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6I (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or the property of the Company or any Subsidiary pending such sale; provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, (vi) the foregoing shall not apply to restrictions and conditions imposed by any agreement relating to unsecured Indebtedness permitted under paragraph 6A, to the extent such restrictions (x) are not materially more restrictive, taken as a whole, than the restrictions contained in this Agreement (in each case, as determined in good faith by the Company) and (y) expressly permit the Company and its Subsidiaries to grant Liens to the holders of Notes to secure the Obligations at least on a pari passu basis with such Indebtedness (including pursuant to a customary “equal and ratable” clause), (vii) the foregoing shall not apply to restrictions and conditions that constitute a customary net worth or similar provision contained in a real property lease, so long as the Company has determined in good faith that such provision would not reasonably be expected to impair the ability of the Company and its Subsidiaries to meet their ongoing obligations under this Agreement, (viii) the foregoing shall not apply to restrictions and conditions that are imposed by any agreement in effect at the time such Person becomes a Subsidiary or assumed in connection with any Permitted Acquisition, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary or such Acquisition, (ix) the foregoing shall not apply to restrictions and conditions that constitute a customary provision contained in a lease or license of intellectual property or other similar agreement entered into in the ordinary course of business, (x) the foregoing shall not apply to restrictions and conditions that constitute a customary provision restricting subletting or assignment of any lease governing a leasehold interest, (xi) the foregoing shall not apply to customary restrictions contained in any Permitted Receivables Facility Documents, and (xii) the foregoing shall not apply to restrictions contained in the Senior Credit Agreement existing on the date hereof.

6J. Modifications of Certain Agreements. The Company will not, and will not permit any of its Subsidiaries to, consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in any document, agreement or instrument evidencing or governing any Indebtedness that has been contractually subordinated to the Obligations in right of payment unless such amendment, supplement, waiver or other modification is permitted under the terms of the subordination agreement or intercreditor agreement applicable thereto.

6K. Use of Proceeds; Compliance with Laws. The Company will not, and will not permit any of its Subsidiaries to, use the proceeds of the sale of any Notes in violation of paragraph 5H. The Company will not, and will not permit any of its Subsidiaries to, fail to comply in all material respects with the laws, regulations and executive orders referred to in paragraph 5H.

6L. Financial Covenant. The Company will not permit the Consolidated Net Lease Adjusted Leverage Ratio, determined as of the last day of each fiscal quarter beginning with the fiscal quarter ending December 31, 2023, to be greater than 3.50 to 1.00; provided, that in the event the Company or any of its Subsidiaries consummates a Material Acquisition, at the irrevocable election of the Company (and upon delivery of written notice to the holders of Notes no later than five (5) Business Days after consummation of such Material Acquisition), the Consolidated Net Lease Adjusted Leverage Ratio may exceed 3.50 to 1.00 on the last day of the fiscal quarter in which such Material Acquisition is consummated and each of the three (3) immediately following fiscal quarters (such fiscal quarters, the “Surge Period”), so long as the Consolidated Net Lease Adjusted Leverage Ratio does not exceed 4.00 to 1.00 on the last day of any fiscal quarter during the applicable Surge Period; provided further that the Surge Period may only be utilized in conjunction with the occurrence of a Material Acquisition.

6M. Most Favored Lender Status. The Company will not enter into or amend any agreement governing or evidencing Indebtedness for borrowed money (other than Capital Lease Obligations or other Indebtedness permitted under paragraph 6A(e) or (j)) in a principal amount committed or outstanding of $25,000,000 or more under one agreement, or a series of related agreements, that includes one or more Additional Covenants (other than covenants pertaining to the conversion of such Indebtedness to equity), unless prior to entering into such agreement or amendment, (i) the Company offered such Additional Covenant to the holders of Notes and (ii) if the Required Holders have accepted such Additional Covenant, the Company has executed and delivered at its expense (including the reasonable fees and expenses of counsel for the holders of Notes) an amendment to this Agreement to include such Additional Covenants in this Agreement; provided that in no event shall the Company enter into or amend any agreement to restrict payments on the Obligations or restrict the ability of the Company to enter into amendments and modifications of this Agreement or the other Note Documents without the prior written consent of the Required Holders; provided, further, in the event that the Company or any Subsidiary shall enter into, assume or otherwise become bound by or obligated under any such agreement that includes Additional Covenants, without executing and delivering such amendment to this Agreement, the terms of this Agreement shall, without any further action on the part of the Company or the Required Holders, be deemed to be amended automatically to include each Additional Covenant contained in such agreement.

7. EVENTS OF DEFAULT.

7A. Events of Default. If any of the following events (“Events of Default”) shall occur:

(a) the Company shall fail to pay any principal of any Note or any Make Whole Amount when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Company shall fail to pay any interest on any Note or any fee or any other amount (other than an amount referred to in clause (a) of this paragraph 7A) payable under this Agreement or any other Note Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with this Agreement, any other Note Document, or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any other Note Document, or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) the Company shall fail to observe or perform any covenant, condition or agreement contained in paragraph 5B, 5C (with respect to the Company’s legal existence), 5H or 5J or in paragraph 6;

(e) the Company shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this paragraph 7A) or any other Note Document, and such failure shall continue unremedied for a period of 30 days after notice thereof from the Required Holders to the Company (which notice will be given at the request of any holder of Notes):

(f) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (beyond any applicable grace period expressly set forth in the governing documents);

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of or a casualty or similar event with respect to the property or assets securing such Indebtedness;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Subsidiary (other than an Immaterial Subsidiary) or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary (other than an Immaterial Subsidiary) or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Company or any Subsidiary (other than an Immaterial Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this paragraph 7A, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary (other than an Immaterial Subsidiary) or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) the Company or any Subsidiary (other than an Immaterial Subsidiary) shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 (excluding amounts covered by insurance to the extent the relevant independent third-party insurer has not denied coverage therefor) shall be rendered against the Company, any Subsidiary (other than an Immaterial Subsidiary) or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary (other than an Immaterial Subsidiary) to enforce any such judgment;

(l) an ERISA Event shall have occurred that, in the opinion of the Required Holders, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $25,000,000;

(m) a Change in Control shall occur; or

(n) any material provision of any Note Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations, ceases to be in full force and effect; or the Company or any other Person contests in writing the validity or enforceability of any provision of any Note Document; or the Company denies in writing that it has any or further liability or obligation under any Note Document, or purports in writing to revoke, terminate or rescind any Note Document;

then (A) if such event is an Event of Default specified in clause (a) or (b) of this paragraph 7A, any holder of any Note (other than the Company or any of its Subsidiaries or Affiliates) may at its

option, by notice in writing to the Company, declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon and the Make Whole Amount, if any, with respect to each Note without presentment, demand, protest or notice of any kind (including, without limitation, notice of intent to accelerate), all of which are hereby waived by the Company, (B) if such event is an Event of Default specified in clause (h), (i) or (j) of this paragraph 7A with respect to the Company or any Guarantor, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and the Make Whole Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind (including, without limitation, notice of intent to accelerate and notice of acceleration of maturity), all of which are hereby waived by the Company, and (C) with respect to any event constituting an Event of Default (including an event described in clause (A) above), the Required Holder(s) of the Notes of any Series may at its or their option, by notice in writing to the Company, declare all of the Notes of such Series to be, and all of the Notes of such Series shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Make Whole Amount, if any, with respect to each Note of such Series, without presentment, demand, protest or notice of any kind (including, without limitation, notice of intent to accelerate), all of which are hereby waived by the Company.

The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of the Make Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

7B. Rescission of Acceleration. At any time after any or all of the Notes of any Series shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) of the Notes of such Series may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes of such Series, the principal of and Make Whole Amount, if any, payable with respect to any Notes of such Series which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Make Whole Amount at the rate specified in the Notes of such Series, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes of such Series or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

7C. Notice of Acceleration or Recission. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note of each Series at the time outstanding.

7D. Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

8. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants as follows (all references to “Subsidiary” and “Subsidiaries” in this paragraph 8 shall be deemed omitted if the Company has no Subsidiaries at the time the representations herein are made or repeated):

8A. Organization; Powers. Each of the Company and its Subsidiaries is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

8B. Authorization; Enforceability. The Transactions are within the Company’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder action. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

8C. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or any order of any Governmental Authority applicable to the Company or any of its Subsidiaries, (c) will not violate the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries, (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries, and (e) will not result in the creation or imposition of, or the requirement to create, any Lien on any asset of the Company or any of its Subsidiaries, except in the case of clauses (b) and (d) above, for a violation or default, as applicable, which would not reasonably be expected to result in a Material Adverse Effect.

8D. Financial Condition; No Material Adverse Change.

(a) The Company has heretofore furnished to Prudential its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2022, reported on by KPMG LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2023, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b) Since December 31, 2022, there has been no material adverse change in the business, assets, property, or financial condition of the Company and its Subsidiaries, taken as a whole.

8E. Properties.

(a) Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b) Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

8F. Litigation and Environmental Matters.

(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (i) which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c) Since the Effective Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in a Material Adverse Effect.

8G. Compliance with Laws and Agreements. Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

8H. Investment Company Status. Neither the Company nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

8I. Offering of Notes. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than the Purchaser(s) and not more than five other Institutional Investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of Section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

8J. Taxes. Each of the Company and its Subsidiaries has timely filed or caused to be filed all material Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

8K. ERISA.

(a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect, (ii) no “accumulated funding deficiency,” as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan, (iii) for plan years beginning on or after January 1, 2008, there has been no failure to meet the minimum funding standard of Section 412 of the Code with respect to a Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan, (iv) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws, and (v) no lien in favor of PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

(b) Neither the Company nor any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery or performance of the transactions contemplated under this Agreement, including the issuance of any Note hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

(c) The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from or will not involve any transaction which is subject to the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of the representation of each Purchaser in paragraph 9B as to the source of funds to be used by it to purchase any Notes.

8L. Anti-Corruption Laws and Sanctions.

(a) The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and directors and to the knowledge of the Company its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Company, any Subsidiary, any of their respective directors or officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No issuance of any Notes, use of proceeds or other Transactions will violate any Anti Corruption Law or applicable Sanctions.

(b) Neither the Company nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the Anti-Corruption Laws, (ii) to the Company’s actual knowledge, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (iv) has been or is the target of sanctions imposed by the United Nations or the European Union.

8M. Rule 144A. The Notes are not of the same class as securities of the Company, if any, listed on a national securities exchange, registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

8N. Disclosure. The Company has disclosed to the Purchasers all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Company or any Subsidiary to the holders of Notes or any Purchaser in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

8O. Affected Financial Institution. Neither the Company nor any of its Subsidiaries is an Affected Financial Institution.

8P. Reserved.

8Q. Margin Regulations. The Company is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Note will be used to buy or carry any Margin Stock. Following the application of the proceeds of each Note, not more than 25% of the value of the assets (either of the Company only or of the Company and its Subsidiaries on a consolidated basis) will be Margin Stock.

8R. Solvency. The Company and its Subsidiaries taken as a whole are Solvent.

8S. Subsidiaries. As of the Effective Date, the Company does not have any Subsidiaries other than the Subsidiaries listed on Schedule 8S. Schedule 8S describes as of the Effective Date, the direct and indirect ownership interest of the Company in each Subsidiary.

9. REPRESENTATIONS OF THE PURCHASERS.

Each Purchaser represents as follows:

9A. Nature of Purchase. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

9B. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of the PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d);or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this paragraph 9B, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

9C. Independent Investigation. Each Purchaser has made its own independent investigation of the condition (financial and otherwise), prospects and affairs of the Company and its Subsidiaries in connection with its purchase of the Notes hereunder and has made and shall continue to make its own appraisal of the creditworthiness of the Company. No holder of Notes shall have any duty or responsibility to any other holder of Notes, either initially or on a continuing basis, to make any such investigation or appraisal or to provide any credit or other information with respect thereto. No holder of Notes is acting as agent or in any other fiduciary capacity on behalf of any other holder of Notes.

9D. Accredited Investor. Each Purchaser represents that it is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also “accredited investors”).

9E. Restrictive Legend. Each Purchaser acknowledges that the Notes will bear a restrictive legend substantially in the form set forth on the form of Note attached as Exhibit A-1 to this Agreement and agrees to only resell the Notes in accordance with the resale restrictions contained therein.

10. DEFINITIONS; ACCOUNTING MATTERS. For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

10A. Yield-Maintenance Terms.

“Called Principal” shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4C or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

“Designated Spread” shall mean 0.50% in the case of each Note unless the Confirmation of Acceptance with respect to the Notes of the applicable Series specifies a different Designated Spread in which case it shall mean, with respect to each Note of such Series, the Designated Spread so specified.

“Discounted Value” shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if interest is payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

“Make Whole Amount” shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Make Whole Amount shall in no event be less than zero.

“Reinvestment Yield” shall mean, with respect to the Called Principal of any Note, the Designated Spread over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.

In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

“Settlement Date” shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4C or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

10B. Other Terms.

“Acceptance” shall have the meaning specified in paragraph 2B(5).

“Acceptance Day” shall have the meaning specified in paragraph 2B(5).

“Acceptance Window” shall have the meaning specified in paragraph 2B(5).

“Accepted Note” shall have the meaning specified in paragraph 2B(5).

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the Effective Date, by which the Company or one or more of its Subsidiaries (i) acquires all or substantially all of any going business or all or substantially all of the assets of any firm, corporation, partnership or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of a corporation which have ordinary voting power for the election of directors (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding Equity Interests of a partnership or limited liability company.

“Additional Covenant” means any financial covenant or similar restriction applicable to the Company or any Subsidiary (regardless of whether such provision is labeled or otherwise characterized as a negative covenant, financial covenant, or event of default), the subject matter of which either (i) is similar to that of the financial covenant in paragraph 6L of this Agreement, or related definitions in paragraph 10B of this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive than those set forth herein or more beneficial to the lenders under any other agreement governing or evidencing Indebtedness in an aggregate principal amount committed or outstanding of $25,000,000 or more (and such covenant or similar restriction shall be deemed an Additional Covenant only to the extent that it is more restrictive or more beneficial) or (ii) is different from the subject matter of financial covenant in paragraph 6L of this Agreement, or related definitions in paragraph 10B of this Agreement.

“Adjusted EBITDAR” means EBITDAR as it may be adjusted by the Required Holders in the reasonable exercise of its sole discretion to include (i) pro forma additions related to Permitted Acquisitions and (ii) certain non-recurring charges and/or extraordinary items proposed by the Company to be included in EBITDAR. Following the closing of any Permitted Acquisition, the calculation of EBITDAR may be adjusted to take into account the financial impact of such Permitted Acquisition as if such Permitted Acquisition had occurred prior to, and the Subsidiary or property acquired pursuant to such Permitted Acquisition had been owned by the Company or one of its consolidated Subsidiaries throughout, the entire calculation period prior to the date as of which such calculation is being made, but any such adjustment shall be calculated by the Required Holders in the reasonable exercise of their sole discretion.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution, in each case as such terms (and any terms used in such definitions) are defined in the Senior Credit Agreement.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the Comprehensive Iran Sanctions, Accountability and Divestment Act, the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Authorized Officer” shall mean in the case of the Company, its chief executive officer, its chief financial officer or any vice president of the Company designated as an “Authorized Officer” of the Company in the Information Schedule attached hereto or any vice president of the Company designated as an “Authorized Officer” of the Company for the purpose of this Agreement in an Officer’s Certificate executed by the Company’s chief executive officer or chief financial officer and delivered to Prudential. Any action taken under this Agreement on behalf of the Company by any individual who on or after the Effective Date shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company.

“Available Facility Amount” shall have the meaning specified in paragraph 2B(1).

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Required Holders, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Business Day” shall mean any day other than (i) a Saturday or a Sunday, (ii) a day on which commercial banks in New York City are required or authorized to be closed and (iii) for purposes of paragraph 2B(3) hereof only, a day on which Prudential is not open for business.

“Cancellation Date” shall have the meaning specified in paragraph 2B(8)(iii).

“Cancellation Fee” shall have the meaning specified in paragraph 2B(8)(iii).

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were not (i) directors of the Company on the Effective Date, nominated, or appointed by the board of directors of the Company or (ii) appointed by directors so nominated or appointed; or (c) the acquisition of direct or indirect Control of the Company by any Person or group.

“Closing Day” shall mean, with respect to the Series A Notes, the Series A Closing Day, with respect to the Series B Notes, the Series B Closing Day, with respect to the Series C Notes, the Series C Closing Day, with respect to the Series D Notes, the Series D Closing Day, and, with respect to any other Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Request for Purchase of such Accepted Note, provided that (i) if the Company and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the “Closing Day” for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to paragraph 2B(7), the Closing Day for such Accepted Note, for all purposes of this Agreement except references to Scheduled Closing Day in paragraph 2B(8)(ii), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Competitor” shall mean any Person (other than any Purchaser) who is primarily engaged in the business of transportation and/or distribution which are substantially similar to the primary business of the Company.

“Compliance Certificate” has the meaning assigned to it in paragraph 5A(c).

“Confirmation of Acceptance” shall have the meaning specified in paragraph 2B(5).

“Consolidated” and “Consolidating” mean the consolidation of the accounts of the Company and its Subsidiaries in accordance with GAAP, including principles of consolidation, consistent with those applied in the preparation of the audited financial statements referred to in paragraph 8D.

“Consolidated Indebtedness” shall mean, as of any date of determination, the sum of (without duplication) the principal amount of all Indebtedness of the type set forth in clauses (a), (b), (c), (e), (f), (g) (to the extent related to any Indebtedness that would otherwise constitute

Consolidated Indebtedness), (h), (i) (other than letters of credit, to the extent undrawn), (j), and (k) of the definition of “Indebtedness” of Company and its Subsidiaries determined on a consolidated basis on such date; provided that Consolidated Indebtedness shall exclude Indebtedness in respect of any Qualified Receivables Facility.

“Consolidated Net Lease Adjusted Leverage Ratio” means, as of the last day of any completed fiscal quarter of the Company, the ratio of (i) Total Consolidated Indebtedness as of such date minus the aggregate amount of unrestricted cash and cash equivalents of the Company in excess of $50,000,000, to (ii) Adjusted EBITDAR for the period of four (4) consecutive fiscal quarters ending on such date. For purposes of calculating the Consolidated Net Lease Adjusted Leverage Ratio, the effect of adopting FAS 842 shall be excluded in accordance with paragraph 10C of this Agreement.

“Consolidated Total Assets” means, as of any date of determination, the total assets of the Company and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP, as set forth on the Consolidated balance sheet of the Company as of the last day of the fiscal quarter most recently ended for which financial statements have been delivered.

“Contingency Reserve” means accruals (other than de minimis accruals) for matters of a contingent nature that are generally infrequent or unusual and not in the ordinary course of the Company’s or its Subsidiaries’ businesses, excluding reserves for the Company’s and its Subsidiaries’ workers’ compensation and bodily injury and property damage programs.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” shall mean, at any time upon the occurrence of an Event of Default and until such Event of Default has been cured or waived in writing, a rate of interest per annum from time to time equal to the lesser of (i) the maximum rate permitted by applicable law and (ii) the greater of (a) 2.0% over the rate of interest in effect immediately prior to such Event of Default and (b) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank, National Association from time to time in New York City as its Prime Rate.

“Delayed Delivery Fee” shall have the meaning specified in paragraph 2B(8)(ii).

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 8F.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Domestic Subsidiary” means any Subsidiary organized under the laws of any political subdivision of the United States other than a Foreign Subsidiary Holding Company.

“EBITDAR” means, for any period, the sum of Net Income plus, to the extent deducted in the determination of Net Income, (i) all provisions for federal, state and other income tax of the Company and its Subsidiaries, (ii) Interest Expense, (iii) provisions for depreciation and amortization, (iv) Rental Expense, (v) losses resulting from the sale, conversion or other disposition of capital assets, (vi) losses from the acquisition of securities or the retirement or extinguishment of indebtedness or Swap Agreements, (vii) losses from any discontinued operations or the disposition thereof, from any extraordinary items or from any prior period adjustments, (viii) any non-cash items decreasing Net Income for such period (excluding any writedown or write-off of Receivables), (ix) any extraordinary charges for such period and nonrecurring or unusual charges for such period, (x) any unrealized losses for such period attributable to the application of “mark to market” accounting in respect of Swap Agreements, (xi) restructuring charges, costs, expenses and reserves or increases to existing reserves (including severance costs, relocation costs, consulting fees, integration costs, other business optimization costs, expenses or reserves, costs related to the closure or consolidation of facilities or curtailments, and modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities)),provided that the aggregate amount added back pursuant to this clause (xi) may not exceed 10.0% for any four fiscal quarter period of EBITDAR for such period (prior to giving effect to any such adjustments), (xii) nonrecurring reasonable transactions costs or expenses related to any issuance of Equity Interests, any incurrence, refinancing or amendment of Indebtedness, any Qualified Receivables Facility, any investment, Acquisition or Disposition outside the ordinary course of business, and (xiii) non-cash earn-out obligations incurred during such period in connection with any Acquisition permitted under paragraph 6E, minus, for the same period, (a) any gains resulting from the sale, conversion or other disposition of capital assets (i.e., assets other than current assets), (b) any gains resulting from the write-up of assets, (c) any earnings of any Person acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise for any period prior to the date of Acquisition, (d) any deferred credit representing the excess of equity in any such Subsidiary at the date of Acquisition over the cost of the investment in such Subsidiary, (e) any gains from the acquisition of securities or the retirement or extinguishment of indebtedness, (f) any gains on collections from the proceeds of insurance policies or settlements, (g) any restoration to income of any Contingency Reserve, except to the extent that provision for such reserve was made out of income accrued during such period, (h) gains or income from any discontinued operations or the disposition thereof, from any extraordinary items or from any prior period adjustment, (i) to the extent not already accounted for in sections (a) through (h) above, any other non-cash gains for such period, and (j) any interest of the Company or any Subsidiary in the undistributed earnings (but not losses) of any Person which is not a Subsidiary of the Company, which in the aggregate will be deducted only to the extent they are positive, adjusted for minority interests in Subsidiaries.

“Effective Date” means November 9, 2023.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to (i) the environment, (ii) preservation or reclamation of natural resources, (iii) the management, release or threatened release of any Hazardous Material or (iv) health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest, but excluding any debt securities convertible into any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition upon the Company or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” shall have the meaning specified in paragraph 7A.

“Excluded Subsidiary” means (a) each Foreign Subsidiary, (b) each Immaterial Subsidiary, and (c) each Receivables Subsidiary.

“Facility” shall have the meaning specified in paragraph 2B(1).

“Federal Reserve Board’’ means the Board of Governors of the Federal Reserve System of the United States of America.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

“Fitch” means Fitch Ratings Inc. and its successors and assigns.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Foreign Subsidiary Holding Company” means a Subsidiary organized under the laws of any political subdivision of the United States, substantially all of the assets of which are Equity Interests and Indebtedness of (i) Foreign Subsidiaries and (ii) other Foreign Subsidiary Holding Companies.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantors” means (a) each Person that is a Subsidiary of the Company (other than Saia Motor Freight Mexico, S. De R.L. De C.V., a Mexican limited liability corporation) on the Effective Date and (b) each Person that becomes a party to the Guaranty Agreement or otherwise provides a guarantee for the payment and performance of the Obligations in accordance with paragraph 5J.

“Guaranty Agreement” means that certain Guaranty Agreement, dated as of the Effective Date, by the Guarantors in favor of the holders of Notes.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Treasury Note(s)” shall mean, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

“Immaterial Subsidiary” means any Subsidiary (a) which generated less than five percent (5%) of the EBITDAR of the Company and its Subsidiaries for the preceding twelve (12) month period or (b) which had less than five percent (5%) of Consolidated Total Assets of the Company and its Subsidiaries as reflected on the most recent financial statements delivered pursuant to paragraph 5A prior to such date; provided that no Subsidiary shall be excluded as an Immaterial Subsidiary until, and for so long as, the Company shall have designated such Subsidiary’s status as such in writing to the Required Holders; provided, further, that no Subsidiary shall be excluded as an Immaterial Subsidiary if (i) the EBITDAR of such Subsidiary, taken together with the EBITDAR of all other Subsidiaries then designated as Immaterial Subsidiaries, exceeds ten percent (10%) of the EBITDAR of the Company and its Subsidiaries or (ii) the total assets of such Subsidiary, taken together with the Consolidated Total Assets of all other Subsidiaries then designated as Immaterial Subsidiaries, exceeds ten percent (10%) of Consolidated Total Assets of the Company and its Subsidiaries.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable incurred in the ordinary course of business), (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) deferred compensation payable to directors, officers or employees of such Person, (ii) trade accounts payable not overdue by more than 30 days incurred in the ordinary course of business and (iii) any purchase price adjustment or amount incurred in connection with an acquisition not overdue by more than 30 days), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (it being understood that, unless such Person shall have assumed or become liable for the payment of such Indebtedness, the amount of such Indebtedness shall be the lesser of (i) the fair market value of the asset securing such Indebtedness and (ii) the stated principal amount of such Indebtedness), (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, demand bonds and performance bonds, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, and (k) redemption obligations in respect of mandatorily redeemable Preferred Stock. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, the term “Indebtedness” shall exclude (1) purchase price adjustments, earnouts, holdbacks or deferred payments of a similar nature (including deferred compensation representing consideration or other contingent obligations incurred in connection with an Acquisition), except in each case to the extent that such amount payable is, or becomes, reasonably determinable and contingencies have been resolved or (2) Indebtedness that has been defeased, discharged and/or redeemed in accordance with its terms, provided that funds in an amount equal to all such Indebtedness (including interest and any other amounts required to be paid to the holders thereof in order to give effect to such defeasance, discharge and/or redemption) have been irrevocably deposited with a trustee for the benefit of the relevant holders of such Indebtedness.

“INHAM Exemption” shall have the meaning set forth in paragraph 9B.

“Institutional Investor” shall mean any insurance company, commercial, investment or merchant bank, finance company, mutual fund, registered money or asset manager, savings and loan association, credit union, registered investment advisor, pension fund, investment company, licensed broker or dealer, “qualified institutional buyer” (as such term is defined under Rule 144A promulgated under the Securities Act, or any successor law, rule or regulation) or “accredited investor” (as such term is defined under Regulation D promulgated under the Securities Act, or any successor law, rule or regulation).

“Interest Expense” means, with respect to any period, the sum, without duplication, of (i) all interest and prepayment charges in respect of any Indebtedness (including imputed interest in respect of Capital Lease Obligations and net costs of interest rate Swap Agreements) deducted in determining Net Income for such period, together with all interest capitalized or deferred during such period and not deducted in determining Net Income for such period, plus (ii) all debt discount and expenses amortized or required to be amortized in the determination of Net Income for such period.

“Issuance Period” shall have the meaning specified in paragraph 2B(2).

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Margin Stock” means margin stock within the meaning of Regulations T, U and X, as applicable.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property, or financial condition of the Company and the Subsidiaries taken as a whole, (b)

the validity or enforceability of this Agreement, the Notes or any other Note Document or (c) the rights of or benefits available to the Purchasers under this Agreement, the Notes or any other Note Document.

“Material Acquisition” means any Acquisition by the Company or any of its Subsidiaries that involves the incurrence by the Company or its Subsidiaries of Indebtedness to finance the consideration therefor (including refinancing of any Indebtedness of the acquired person), or assumption by the Company or its Subsidiaries of existing Indebtedness of the acquired person (or the acquired business unit, division, product line or line of business), in an aggregate principal amount of $450,000,000 or more.

“Material Credit Facility” means, as to the Company and its Subsidiaries,

(a) the Senior Credit Agreement and all guarantees thereof, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof; and

(b) any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the Effective Date by the Company or any Subsidiary, or in respect of which the Company or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support, in a principal amount outstanding or available for borrowing equal to or greater than $25,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency).

“Material Indebtedness” means Indebtedness (other than the Notes), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $25,000,000; provided, that in no event shall any Qualified Receivables Facility be considered Material Indebtedness. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Moody’s” means Moody’s Investor Services, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“NAIC Annual Statement” shall have the meaning set forth in paragraph 9B.

“Net Income” means, for any period of determination, with respect to the Company and its Subsidiaries (other than any Subsidiary which is restricted from declaring or paying dividends or otherwise advancing funds to its parent whether by contract or otherwise), the cumulative Consolidated net income earned during such period as determined in accordance with GAAP.

“Note Documents” means this Agreement, including schedules and exhibits hereto, and any agreements entered into in connection herewith by the Company or any Subsidiary with or in favor of the holders of Notes, including the Guaranty Agreement, the Notes, any amendments, modifications or supplements thereto or waivers thereof, legal opinions issued in connection with the other Note Documents and any other documents prepared in connection with the other Note Documents, if any.

“Notes” shall have the meaning specified in paragraph 1E.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Company arising under any Note Document or otherwise with respect to any Note, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Company or any Affiliate thereof of any proceeding under any debtor relief laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed or allowable claims in such proceeding. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, charges, expenses, fees, indemnities and other amounts payable by the Company under any Note Document and (b) the obligation of the Company to reimburse any amount in respect of any of the foregoing that the holder of any Notes, in each case in its sole discretion, may elect to pay or advance on behalf of the Company.

“Officer’s Certificate” shall mean a certificate signed in the name of the Company by an Authorized Officer of the Company.

“Operating Lease” means any lease of any property (whether real, personal or mixed) which is not a Capital Lease.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means an Acquisition permitted under paragraph 6E(n).

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with paragraph 5D;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, which (i) are being contested in good faith by appropriate legal proceedings and against which the Company has established reserves in conformity with GAAP or (ii) arise in the ordinary course of business and secure obligations which are not overdue by more than 30 days;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under paragraph 7A(k);

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

(g) leases, licenses, subleases or sublicenses granted to third parties in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Company or any Subsidiary;

(h) Liens in favor of a banking or other financial institution arising as a matter of law or in the ordinary course of business under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;

(i) Liens on specific items of inventory or other goods (other than fixed or capital assets) and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business so long as such Liens only cover the related goods;

(k) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(l) precautionary or purported Liens evidenced by the filing of UCC financing statements or similar financing statements under applicable law relating solely to operating leases;

(m) Liens solely on any cash earnest money deposits (including as part of any escrow arrangement) made by the Company or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to any investment permitted hereunder;

(n) Liens arising under sale agreements related to any Disposition permitted hereunder, provided that such Liens extend only to the property to be disposed of;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated by any two of (A) AAA by S&P, (B) Aaa by Moody’s or (C) AAA by Fitch, and (iii) have portfolio assets of at least $5,000,000,000.

“Permitted Receivables Facility Assets” means Receivables Assets (whether now existing or arising in the future) of the Company and its Subsidiaries which are transferred, sold and/or pledged to a Receivables Subsidiary or a bank, other financial institution or a commercial paper conduit or other conduit facility established and maintained by a bank or other financial institution, pursuant to a Qualified Receivables Facility and any related Permitted Receivables Related Assets which are also so transferred, sold and/or pledged to such Receivables Subsidiary, bank, other financial institution or commercial paper conduit or other conduit facility, and all proceeds thereof.

“Permitted Receivables Facility Documents” means each of the documents and agreements entered into in connection with any Qualified Receivables Facility, including all documents and agreements relating to the issuance, funding and/or purchase of certificates and purchased interests or the incurrence of loans, as applicable, in each case as such documents and agreements may be amended, modified, supplemented, refinanced or replaced from time to time so long as the relevant Qualified Receivables Facility would still meet the requirements of the definition thereof after giving effect to such amendment, modification, supplement, refinancing or replacement.

“Permitted Receivables Related Assets” means any assets that are customarily transferred, sold and/or pledged or in respect of which security interests are customarily granted in connection with asset securitization transactions and receivables sale transactions involving receivables similar to Receivables Assets and any collections or proceeds of any of the foregoing (including, without limitation, lock-boxes, deposit accounts, records in respect of Receivables Assets and collections in respect of Receivables Assets).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Preferred Stock” means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.

“Prudential” shall mean PGIM, Inc.

“Prudential Affiliate” shall mean (a) any corporation or other entity controlling, controlled by, or under common control with, Prudential, or (b) any managed account or investment fund which is managed by Prudential or a Prudential Affiliate described in clause (a) of this definition. For purposes of this definition, the terms “control”, “controlling” and “controlled” shall mean the ownership, directly or through subsidiaries, of a majority of a corporation’s or other entity’s voting stock or equivalent voting securities or interests.

“Purchasers” shall mean the Series A Purchasers, the Series B Purchasers, the Series C Purchasers, the Series D Purchasers, and, with respect to any other Accepted Notes, the Prudential Affiliate(s), and their respective successors and assigns, that are purchasing such Accepted Notes.

“QPAM Exemption” shall have the meaning set forth in paragraph 9B.

“Qualified Receivables Facility” means any Receivables Facility so long as no portion of the Indebtedness or any other obligations (contingent or otherwise) under such receivables facility or facilities (x) is guaranteed by the Company or any Subsidiary other than the Receivable Subsidiary (excluding guarantees of obligations pursuant to Standard Securitization Undertakings), (y) is recourse to or obligates the Company or any other Subsidiary other than the Receivable Subsidiary in any way (other than pursuant to Standard Securitization Undertakings)

or (z) subjects any property or asset (other than Permitted Receivables Facility Assets, Permitted Receivables Related Assets or the Equity Interests of any Receivables Subsidiary) of the Company or any other Subsidiary (other than a Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings).

“Receivable” means any account, account receivable or other right to payment.

“Receivables Assets” means any right to payment created by or arising from sales of goods, lease of goods or the rendition of services rendered no matter how evidenced whether or not earned by performance (whether constituting accounts, general intangibles, chattel paper or otherwise).

“Receivables Facility” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for Standard Securitization Undertakings) to Company or any of the Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Company or any of the Subsidiaries sells its accounts receivable and related assets to either (a) a Person that is not a Subsidiary or (b) a Receivables Subsidiary that in tum funds such purchase by selling its accounts receivable to a Person that is not a Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in tum funds itself by borrowing from such a Person.

“Receivables Subsidiary” means any Subsidiary formed solely for the purpose of, and that solely engages only in, one or more Qualified Receivables Facilities and other activities reasonably related thereto.

“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Rental Expense” means with reference to any period, the aggregate amount of all payments for rent or additional rent (including all payments for taxes and insurance made directly to the lessor, but excluding payments for maintenance, repairs, alterations, construction, demolition and similar expenditures) for which the Company or Subsidiaries are directly or indirectly liable (as lessee or as guarantor or other surety) under all Operating Leases in effect at any time during such period.

“Request for Purchase” shall have the meaning specified in paragraph 2B(3).

“Required Holder(s)” shall mean the holder or holders of more than fifty percent (50%) of the aggregate principal amount of the Notes or of a Series of Notes, as the context may require, from time to time outstanding.

“Rescheduled Closing Day” shall have the meaning specified in paragraph 2B(7).

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests and (b) the payment or prepayment of principal of, or premium or interest on, any Indebtedness subordinate to the Obligations, other than (i) the payment of Indebtedness under any Swap Agreement or Treasury Management Agreement, (ii) refinancings of Indebtedness permitted by paragraph 6A, or (iii) the payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so - called Donetsk People’s Republic, the so- called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission of the United State of America.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Senior Credit Agreement” shall mean that certain Credit Agreement, dated as of February 3, 2023, by and among the Company, as borrower, the lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent, as amended by that certain Amendment No. 1 to Credit Agreement, dated as of October 31, 2023, and as may be further amended, restated, replaced, supplemented or otherwise modified from time to time.

“Series” shall have the meaning specified in paragraph 1E.

“Series A Closing Day” shall have the meaning specified in paragraph 2A(1).

“Series A Note(s)” shall have the meaning specified in paragraph 1A.

“Series A Purchasers” shall mean Pruco Life Insurance Company, Pruco Life Insurance Company of New Jersey, Farmers Insurance Exchange, Mid Century Insurance Company and The Prudential Insurance Company of America.

“Series B Closing Day” shall have the meaning specified in paragraph 2A(2).

“Series B Note(s)” shall have the meaning specified in paragraph 1B.

“Series B Purchasers” shall mean The Prudential Insurance Company of America.

“Series C Closing Day” shall have the meaning specified in paragraph 2A(3).

“Series C Note(s)” shall have the meaning specified in paragraph 1C.

“Series C Purchasers” shall mean The Prudential Insurance Company of America.

“Series D Closing Day” shall have the meaning specified in paragraph 2A(4).

“Series D Note(s)” shall have the meaning specified in paragraph 1D.

“Series D Purchasers” shall mean Pruco Life Insurance Company.

“Significant Holders” shall mean (i) Prudential, unless at any time after the first Closing Day after the Effective Date, neither Prudential nor any Prudential Affiliate shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other holder that, together with its Affiliates, shall hold (or is committed under this Agreement to purchase) at least 10% of the aggregate principal amount of the Notes from time to time outstanding.

“Solvent” means, as to any Person as of any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts, including contingent debts, as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities, including contingent debts and liabilities, beyond such Person’s ability to pay such debts and liabilities as they mature and (d)

such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Standard Securitization Undertakings” means representations, warranties, covenants (including non-credit based repurchase obligations) and indemnities entered into by the Company or any Subsidiary thereof in connection with a Qualified Receivables Facility which are reasonably customary (as determined in good faith by the Company) in an accounts receivable financing transaction in the commercial paper, term securitization or structured lending market.

“Structuring Fee” shall have the meaning specified in paragraph 2B(8)(i).

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent and/or one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Company.

“Surge Period’’ has the meaning assigned to it in paragraph 6L.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.

“Tangible Assets” means the Consolidated Total Assets of the Company and its Subsidiaries less, without duplication, (i) all intangible assets, including goodwill, licenses, organizational expense, unamortized debt discount and expense carried as an asset, and any write-up in the book value of assets, and (ii) all reserves for depreciation and other asset valuation reserves (but excluding reserves for federal, state, and other income taxes), net of accumulated amortization.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Consolidated Indebtedness” means, as of any calculation date, the Consolidated Indebtedness of the Company and its Subsidiaries as of such date, plus six (6) times Rental Expense for the period of four (4) consecutive fiscal quarters most recently ended on or prior to such date.

“Transactions” means the execution, delivery and performance by the Company of this Agreement, the issuance of Notes and the use of the proceeds thereof.

“Transferee” shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services by any depository or financial institution to the Company or any of its Subsidiaries, including deposit accounts, funds transfer, overdrafts, credit or debit cards, purchasing cards, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

10C. Accounting Principles, Terms and Determinations.

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to paragraphs, Exhibits and Schedules shall be construed to refer to paragraphs of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law, rule or regulation herein shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP (it being understood and agreed that Foreign Subsidiaries may maintain individual books and records in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization), as in effect from time to time; provided that, if the Company notifies the holders of Notes that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Required Holders notifies the Company that the Required Holders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness under Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

(c) Notwithstanding anything to the contrary contained in paragraph 10C(b) or in the definition of “Capital Lease Obligations,” any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a capital lease, and all calculations and deliverables under this Agreement or any other Note Document shall be made or delivered, as applicable, in accordance therewith.

(d) For all purposes under the Note Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

11. MISCELLANEOUS.

11A. Note Payments. So long as any Purchaser shall hold any Note, the Company will make payments of principal of, interest on, and any Make Whole Amount payable with respect to, such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to (i) the account or accounts of such Purchaser specified in the Purchaser Schedule attached hereto in the case of any Series A Note, Series B Note, Series C Note or Series D Note, (ii) the account or accounts of such Purchaser specified in the Confirmation of Acceptance with respect to such Note in the case of any Shelf Note or (iii) such other account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as the Purchasers have made in this paragraph 11A. No holder shall be required to present or surrender any Note or make any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, the applicable holder shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office.

11B. Expenses; Indemnification. Whether or not the transactions contemplated hereby shall be consummated, the Company shall pay, and save Prudential, each Purchaser and any Transferee harmless against liability for the payment of, all reasonable out-of-pocket expenses arising in connection with such transactions, including (i) (A) all stamp and documentary taxes and similar charges, (B) costs of obtaining a private placement number for the Notes and (C) reasonable fees and expenses of brokers, agents, dealers, investment banks or other intermediaries or placement agents, in each case as a result of the execution and delivery of this Agreement or the issuance of the Notes; (ii) reasonable document production and duplication charges and the reasonable fees and expenses of any special counsel engaged by such Purchaser or such Transferee, but limited to those reasonable fees and expenses of (a) one primary counsel, (b) to extent reasonably required, one local counsel in each relevant jurisdiction and one regulatory counsel and (c) in the case of any actual or potential conflict of interest, one additional external counsel (and if necessary, one additional local counsel in each relevant jurisdiction and one regulatory counsel) for each group of similarly affected Persons, in connection with (A) this Agreement and the transactions contemplated hereby and (B) any subsequent proposed waiver, amendment or modification of, or proposed consent under, this Agreement, whether or not such the proposed action shall be effected or granted; (iii) the reasonable costs and expenses, including attorneys’ and financial advisory fees, incurred by such Purchaser or such Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of such Purchaser’s or such Transferee’s having acquired any Note, including without limitation costs and expenses incurred in any workout, restructuring or renegotiation proceeding or bankruptcy case; and (iv) any judgment, liability, claim, order, decree, cost, fee, expense, action or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company.

The Company will promptly pay or reimburse each Purchaser or holder of a Note (upon demand, in accordance with each such Purchaser’s or holder’s written instructions) for all reasonable fees and costs paid or payable by such Purchaser or holder to the SVO in connection with the initial filing of this Agreement and all related documents and financial information, and all subsequent annual and interim filings of documents and financial information related to this Agreement, with the SVO or any successor organization acceding to the authority thereof.

The Company shall indemnify each holder of the Notes and each of its Related Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related reasonable and documented (in summary form) out-of-pocket expenses, including the fees, charges and disbursements of (a) one counsel engaged by any Indemnitee and the holders of Notes collectively, (b) to extent reasonably required, one local counsel in each relevant jurisdiction and one regulatory counsel engaged by any Indemnitee and the holders of Notes collectively and (c) in the case of any actual or potential conflict of interest, one additional external counsel (and if necessary, one additional local counsel in each relevant jurisdiction and one regulatory counsel) for each group of similarly affected Indemnitee and holders of Notes collectively, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the Notes, the other Note Documents or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or under the Notes, the other Note Documents, or the consummation of the transactions contemplated hereby or thereby, (ii) any Notes or the use of the proceeds thereof, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any of the Company’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the (i) gross negligence, bad faith or willful misconduct of such Indemnitee or (ii) a material breach by such Indemnitee of its material obligations under this Agreement, or (y) resulted from a dispute solely among Indemnitees that does not involve an act or omission by the Company, the Guarantors or any of their respective Affiliates.

The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or Transferee and the payment of any Note.

11C. Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes of each Series except that, (i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate, method of computation or time of payment of interest on or any Make Whole Amount payable with respect to the Notes of such Series, or affect the time, amount or allocation of any prepayment, (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration, (iii) with the written consent of Prudential (and not without the written consent of Prudential) the provisions of paragraph 2B may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (iv) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of paragraphs 2B and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

11D. Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to (i) reflect any principal amount not evenly divisible by $100,000 or (ii) enable the registration of transfer by a holder of its entire holding of Notes. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense and within five Business Days of receipt of such Notes, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense and within five Business Days of receipt of such Notes, execute and deliver the Notes which the holder making the exchange is entitled to receive. Each installment of principal payable on each installment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the installment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any installment or installments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder’s attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder’s unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses which have been given to the Company of all registered holders of Notes. Without limiting the foregoing, so long as no Event of Default has occurred and is continuing, each Purchaser and each subsequent holder of any Note severally agrees that it will not, directly or indirectly, resell any Notes purchased by it to a Person which is a Competitor (it being understood that such Purchaser shall advise any broker or intermediary acting on its behalf that such resale to a Competitor is limited hereby). The Company shall not be required to recognize any sale or other transfer of a Note to a Competitor and no such transfer shall confer any rights hereunder upon such transferee.

11E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on, and any Make Whole Amount payable with respect to, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person (other than a Competitor) on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

11F. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note (but effective only as of the date made or deemed made pursuant to this Agreement), and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

11G. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

11H. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not (i) avoid the occurrence of an Event of Default or Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by the holders to prohibit (through equitable action or otherwise) the taking of any action by the Company or a Subsidiary which would result in an Event of Default or Default.

11I. Notices. All written communications provided for hereunder (other than communications provided for under paragraph 2) shall be sent by first class mail, nationwide overnight delivery service (with charges prepaid) or by electronic mail transmission to the applicable party and (i) if to any Purchaser, addressed as specified for such communications in the Purchaser Schedule attached hereto (in the case of the Series A Notes, the Series B Notes, the Series C Notes or the Series D Notes) or the Purchaser Schedule attached to the applicable Confirmation of Acceptance (in the case of any Shelf Notes) or at such other address as any such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to it at such address as it shall have specified in writing to the Company or, if any such other holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Company and (iii) if to the Company, addressed to it at 11465 Johns Creek Parkway, Johns Creek, GA 30097, provided, however, that any such communication to the Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Company at its address specified above or to any Authorized Officer of the Company. Any communication pursuant to paragraph 2 shall be made by the method specified for such communication in paragraph 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call.

All such notices, requests, demands and other communications shall be deemed given (i) when personally delivered, (ii) when received after being deposited in the mails with postage prepaid, (iii) one (1) Business Day after being delivered by nationwide overnight delivery service, if sent by overnight delivery, addressed in accordance with this paragraph with all charges prepaid or billed to the account of the sender, or (iv) if delivered by electronic mail upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, reply email or other written acknowledgment); provided, however, that the foregoing clause (iv) shall not apply to notices sent directly to any party hereto if such party has notified the sending party in writing that it has elected not to receive notices by electronic mail.

11J. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (i) any payment of principal of any Note (including principal due on the maturity date of such Note) that is due on a date other than a Business Day shall be made on the next succeeding Business Day including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day and (ii) any payment of interest on or Make Whole Amount on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

11K. Severability. Any provision of this Agreement, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by applicable law) not invalidate or render unenforceable such provision in any other jurisdiction.

11L. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

11M. Satisfaction Requirements. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

11N. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK IN ACCORDANCE WITH THE PROVISIONS OF §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

11O. Consent to Jurisdiction; Waiver or Immunities. The Company hereby irrevocably submits to the jurisdiction of any New York state or Federal court sitting in New York in any action or proceeding arising out of or relating to this Agreement, and the Company hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in New York state or Federal court. The Company hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Company agrees and irrevocably consents to the service of any and all process in any such action or proceeding by the mailing, by registered or certified U.S. mail, or by any other means or mail that requires a signed receipt, of copies of such process to CT Corporation System at 1633 Broadway, New York, New York 10019. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this paragraph 11O shall affect the right of any holder of the Notes to serve legal process in any other manner permitted by law or affect the right of any holder of the Notes to bring any action or proceeding against the Company or its property in the courts of any other jurisdiction. To the extent that the Company has or hereafter may acquire immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this agreement.

11P. Waiver of Jury Trial. The Company and the holders of the Notes agree to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement, the Notes, or any dealings between them relating to the subject matter of this transaction and the lender/borrower relationship that is being established. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The holders of the Notes and the Company each acknowledge that this waiver is a material inducement to enter into this business relationship, that each has already relied on the waiver in entering into this Agreement, and that each will continue to rely on the waiver in their related future dealings. The holders of the Notes and the Company further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

11Q. Severalty of Obligations. The sales of Notes to the Purchasers are to be several sales, and the obligations of Prudential and the Purchasers under this Agreement are several obligations. No failure by Prudential or any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and neither Prudential nor any Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other such Person hereunder.

11R. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

11S. Binding Agreement. When this Agreement is executed and delivered by the Company and Prudential, it shall become a binding agreement between the Company and Prudential. This Agreement shall also inure to the benefit of each Purchaser which shall have executed and delivered a Confirmation of Acceptance, and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.

11T. Confidential Information. For the purposes of this paragraph 11T, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser on a nonconfidential basis prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under paragraph 5A that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this paragraph 11T, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this paragraph 11T and such Person is not a Competitor), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this paragraph 11T and such Person is not a Competitor), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of identification numbers with respect to the Notes issued hereunder or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party (and, subject to clause (z) below, if not prohibited by applicable law, such Purchaser shall use commercially reasonable efforts to give notice to the Company prior to such disclosure) or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any Guaranty. Each holder of a Note understands that Confidential Information may include material non-public information and that such holder needs to comply with applicable securities laws with respect to the Confidential Information it receives. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this paragraph 11T as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this paragraph 11T. In the event that as a condition to receiving access to any confidential information or other information relating to the Company or its Subsidiaries in connection with this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this paragraph 11T, this paragraph 11T shall govern and supersede any such other confidentiality undertaking. Any Person required to maintain the confidentiality of Information as provided in this paragraph 11T shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information but in no event less than a reasonable degree of care.

11U. Transaction References. The Company agrees that PGIM Private Capital may (a) refer to its role in establishing the Facility, as well as the identity of the Company and the maximum aggregate principal amount of the Shelf Notes and the date on which the Facility was established, on its internet site or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium and (b) display the Company’s corporate logo in conjunction with any such reference.

Please sign the form of acceptance on the enclosed counterpart of this Agreement and return the same to the Company, whereupon this Agreement shall become a binding agreement between the Company and each Purchaser.

Very truly yours,

SAIA, INC.

By: _/s/ Douglas L. Col________________

Name: Douglas L. Col

Title: Executive Vice President, Chief Financial Officer and Secretary

The foregoing Agreement is

hereby accepted as of the

date first above written.

PGIM, INC.

By:_/s/ Ben Turnipseed______________________
Vice President

PRUCO LIFE INSURANCE COMPANY

By: PGIM, Inc., as investment manager

By:_/s/ Ben Turnipseed______________________
Vice President

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

By: PGIM, Inc., as investment manager

By:_/s/ Ben Turnipseed______________________
Vice President

FARMERS INSURANCE EXCHANGE

By: PGIM Private Placement Investors, L.P. (as Investment Advisor)

By: PGIM Private Placement Investors, Inc. (as its General Partner)

By:_/s/ Ben Turnipseed______________________
Vice President

MID CENTURY INSURANCE COMPANY

By: PGIM Private Placement Investors, L.P. (as Investment Advisor)

By: PGIM Private Placement Investors, Inc. (as its General Partner)

By:_/s/ Ben Turnipseed______________________
Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: PGIM, Inc., as investment manager

By:_/s/ Ben Turnipseed______________________
Vice President

EXHIBIT A-1

[FORM OF SERIES A NOTE]

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS. IN ADDITION, ANY SUCH TRANSFER OR OTHER DISPOSITION IS SUBJECT TO THE CONDITIONS CONTAINED IN THE PRIVATE SHELF AGREEMENT, DATED NOVEMBER 9, 2023. A COPY OF SUCH CONDITIONS WILL BE PROVIDED TO THE HOLDER HEREOF UPON REQUEST.

SAIA, INC.

6.09% SENIOR NOTE, SERIES A, DUE [_______]

No. [_____]

PPN [______________]

ORIGINAL PRINCIPAL AMOUNT:

ORIGINAL ISSUE DATE:

INTEREST RATE:

INTEREST PAYMENT DATES:

FINAL MATURITY DATE:

PRINCIPAL PREPAYMENT DATES AND AMOUNTS:

For Value Received, the undersigned, SAIA, INC. (the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars on the Final Maturity Date specified above (or so much thereof as shall not have been prepaid), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the Interest Rate per annum specified above if no Event of Default has occurred and is continuing, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on the unpaid balance hereof at the Default Rate (as defined in the Shelf Agreement referred to below) if an Event of Default has occurred and is continuing, and to the extent permitted by law on any overdue payment of interest and any Make Whole Amount (as defined in the Shelf Agreement referred to below), payable at the Default Rate on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand).

EXHIBIT A-1-1

Payments of principal of, interest on and any Make Whole Amount with respect to this Note are to be made in lawful money of the United States of America at such place as the Company shall have designated by written notice to the holder of this Note as provided in the Shelf Agreement referred to below.

This Note is one of a series of Senior Notes (the “Notes”) issued pursuant to the Private Shelf Agreement, dated as of November 9, 2023 (as from time to time amended, the “Shelf Agreement”), among the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Shelf Agreement.

This Note is a registered Note and, as provided in the Shelf Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Shelf Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make Whole Amount) and with the effect provided in the Shelf Agreement.

THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAW OF SUCH STATE IN ACCORDANCE WITH THE PROVISIONS OF §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

SAIA, INC.

By:

Its:

EXHIBIT A-1-2

EXHIBIT A-2

[FORM OF SERIES B NOTE]

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS. IN ADDITION, ANY SUCH TRANSFER OR OTHER DISPOSITION IS SUBJECT TO THE CONDITIONS CONTAINED IN THE PRIVATE SHELF AGREEMENT, DATED NOVEMBER 9, 2023. A COPY OF SUCH CONDITIONS WILL BE PROVIDED TO THE HOLDER HEREOF UPON REQUEST.

SAIA, INC.

6.09% SENIOR NOTE, SERIES B, DUE [_______]

No. [_____]

PPN [______________]

ORIGINAL PRINCIPAL AMOUNT:

ORIGINAL ISSUE DATE:

INTEREST RATE:

INTEREST PAYMENT DATES:

FINAL MATURITY DATE:

PRINCIPAL PREPAYMENT DATES AND AMOUNTS:

For Value Received, the undersigned, SAIA, INC. (the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars on the Final Maturity Date specified above (or so much thereof as shall not have been prepaid), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the Interest Rate per annum specified above if no Event of Default has occurred and is continuing, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on the unpaid balance hereof at the Default Rate (as defined in the Shelf Agreement referred to below) if an Event of Default has occurred and is continuing, and to the extent permitted by law on any overdue payment of interest and any Make Whole Amount (as defined in the Shelf Agreement referred to below), payable at the Default Rate on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand).

EXHIBIT A-2-1

Payments of principal of, interest on and any Make Whole Amount with respect to this Note are to be made in lawful money of the United States of America at such place as the Company shall have designated by written notice to the holder of this Note as provided in the Shelf Agreement referred to below.

This Note is one of a series of Senior Notes (the “Notes”) issued pursuant to the Private Shelf Agreement, dated as of November 9, 2023 (as from time to time amended, the “Shelf Agreement”), among the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Shelf Agreement.

This Note is a registered Note and, as provided in the Shelf Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Shelf Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make Whole Amount) and with the effect provided in the Shelf Agreement.

THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAW OF SUCH STATE IN ACCORDANCE WITH THE PROVISIONS OF §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

SAIA, INC.

By:

Its:

EXHIBIT A-2-2

EXHIBIT A-3

[FORM OF SERIES C NOTE]

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS. IN ADDITION, ANY SUCH TRANSFER OR OTHER DISPOSITION IS SUBJECT TO THE CONDITIONS CONTAINED IN THE PRIVATE SHELF AGREEMENT, DATED NOVEMBER 9, 2023. A COPY OF SUCH CONDITIONS WILL BE PROVIDED TO THE HOLDER HEREOF UPON REQUEST.

SAIA, INC.

6.09% SENIOR NOTE, SERIES C, DUE [_______]

No. [_____]

PPN [______________]

ORIGINAL PRINCIPAL AMOUNT:

ORIGINAL ISSUE DATE:

INTEREST RATE:

INTEREST PAYMENT DATES:

FINAL MATURITY DATE:

PRINCIPAL PREPAYMENT DATES AND AMOUNTS:

For Value Received, the undersigned, SAIA, INC. (the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars on the Final Maturity Date specified above (or so much thereof as shall not have been prepaid), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the Interest Rate per annum specified above if no Event of Default has occurred and is continuing, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on the unpaid balance hereof at the Default Rate (as defined in the Shelf Agreement referred to below) if an Event of Default has occurred and is continuing, and to the extent permitted by law on any overdue payment of interest and any Make Whole Amount (as defined in the Shelf Agreement referred to below), payable at the Default Rate on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand).

EXHIBIT A-3-1

Payments of principal of, interest on and any Make Whole Amount with respect to this Note are to be made in lawful money of the United States of America at such place as the Company shall have designated by written notice to the holder of this Note as provided in the Shelf Agreement referred to below.

This Note is one of a series of Senior Notes (the “Notes”) issued pursuant to the Private Shelf Agreement, dated as of November 9, 2023 (as from time to time amended, the “Shelf Agreement”), among the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Shelf Agreement.

This Note is a registered Note and, as provided in the Shelf Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Shelf Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make Whole Amount) and with the effect provided in the Shelf Agreement.

THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAW OF SUCH STATE IN ACCORDANCE WITH THE PROVISIONS OF §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

SAIA, INC.

By:

Its:

EXHIBIT A-3-2

EXHIBIT A-4

[FORM OF SERIES D NOTE]

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS. IN ADDITION, ANY SUCH TRANSFER OR OTHER DISPOSITION IS SUBJECT TO THE CONDITIONS CONTAINED IN THE PRIVATE SHELF AGREEMENT, DATED NOVEMBER 9, 2023. A COPY OF SUCH CONDITIONS WILL BE PROVIDED TO THE HOLDER HEREOF UPON REQUEST.

SAIA, INC.

6.09% SENIOR NOTE, SERIES D, DUE [_______]

No. [_____]

PPN [______________]

ORIGINAL PRINCIPAL AMOUNT:

ORIGINAL ISSUE DATE:

INTEREST RATE:

INTEREST PAYMENT DATES:

FINAL MATURITY DATE:

PRINCIPAL PREPAYMENT DATES AND AMOUNTS:

For Value Received, the undersigned, SAIA, INC. (the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars on the Final Maturity Date specified above (or so much thereof as shall not have been prepaid), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the Interest Rate per annum specified above if no Event of Default has occurred and is continuing, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on the unpaid balance hereof at the Default Rate (as defined in the Shelf Agreement referred to below) if an Event of Default has occurred and is continuing, and to the extent permitted by law on any overdue payment of interest and any Make Whole Amount (as defined in the Shelf Agreement referred to below), payable at the Default Rate on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand).

EXHIBIT A-4-1

Payments of principal of, interest on and any Make Whole Amount with respect to this Note are to be made in lawful money of the United States of America at such place as the Company shall have designated by written notice to the holder of this Note as provided in the Shelf Agreement referred to below.

This Note is one of a series of Senior Notes (the “Notes”) issued pursuant to the Private Shelf Agreement, dated as of November 9, 2023 (as from time to time amended, the “Shelf Agreement”), among the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Shelf Agreement.

This Note is a registered Note and, as provided in the Shelf Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Shelf Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make Whole Amount) and with the effect provided in the Shelf Agreement.

THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAW OF SUCH STATE IN ACCORDANCE WITH THE PROVISIONS OF §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

SAIA, INC.

By:

Its:

EXHIBIT A-4-2

EXHIBIT A-5

FORM OF SHELF NOTE

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS. IN ADDITION, ANY SUCH TRANSFER OR OTHER DISPOSITION IS SUBJECT TO THE CONDITIONS CONTAINED IN THE PRIVATE SHELF AGREEMENT, DATED NOVEMBER 9, 2023. A COPY OF SUCH CONDITIONS WILL BE PROVIDED TO THE HOLDER HEREOF UPON REQUEST.

SAIA, INC.

[____]% Senior Note, Series ___, Due [__________, ____]

No. [_____]

PPN[______________]

ORIGINAL PRINCIPAL AMOUNT:

ORIGINAL ISSUE DATE:

INTEREST RATE:

INTEREST PAYMENT DATES:

FINAL MATURITY DATE:

PRINCIPAL PREPAYMENT DATES AND AMOUNTS:

For Value Received, the undersigned, SAIA, INC. (the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars [on the Final Maturity Date specified above (or so much thereof as shall not have been prepaid),] [, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the Interest Rate per annum specified above if no Event of Default has occurred and is continuing, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on the unpaid balance hereof at the Default Rate (as defined in the Shelf Agreement referred to below) if an Event of Default has occurred and is continuing, and to the extent permitted by law on any overdue payment of interest and any Make Whole Amount (as defined in the Shelf Agreement referred to below), payable at the Default Rate on each Interest Payment Date as aforesaid (or, at the option of the

EXHIBIT A-5-1

registered holder hereof, on demand). [Additional interest hereon may also be required pursuant to paragraph 2C of the Shelf Agreement referred to below.]

Payments of principal of, interest on and any Make Whole Amount with respect to this Note are to be made in lawful money of the United States of America at such place as the Company shall have designated by written notice to the holder of this Note as provided in the Shelf Agreement referred to below.

This Note is one of a series of Senior Notes (the “Notes”) issued pursuant to the Private Shelf Agreement, dated as of November 9, 2023 (as from time to time amended, the “Shelf Agreement”), among the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Shelf Agreement.

This Note is a registered Note and, as provided in the Shelf Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

[The Company will make required prepayments of principal on the dates and in the amounts specified in the Shelf Agreement.] [This Note is [also] subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Shelf Agreement, but not otherwise.] [This Note is not subject to prepayment.]

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make Whole Amount) and with the effect provided in the Shelf Agreement.

THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAW OF SUCH STATE IN ACCORDANCE WITH THE PROVISIONS OF §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

SAIA, INC.

By:______________________________

Name:

Title:

EXHIBIT A-5-2